Exhibit 3.8

STERIS LIMITED

ARTICLES OF ASSOCIATION

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

-vi-

(continued)

		Page

157.	DISPUTE RESOLUTION	79

158.	DEPOSITARY INTERESTS	79

159.	SCHEME OF ARRANGEMENT	80

-vii-

Company number: 09257343

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

STERIS LIMITED

PRELIMINARY

1.	DEFINITIONS

1.1	In these Articles (unless the context requires otherwise) the following words have the following meanings:

“2006 Act” means the Companies Act 2006 (including any statutory modification or re-enactment of it for the time being in force);

“acting in concert” has the meaning given to it in the Takeover Code;

“Articles” means these articles of association as altered from time to time by special resolution;

“Auditors” means the auditors of the Company;

“beneficial ownership” of any person or group of affiliated or associated persons shall have the meaning given to such term under the United States federal securities laws. including the Exchange Act;

“Board” means the Directors or any of them duly acting as the board of the Company;

“certificated” means in relation to a share in the Company, a share which is recorded in the Register of Members as being held in certificated form;

“clear days” means in relation to the sending of a notice, that period excluding the day when the notice is given or deemed given and the day for which it is given or on which it is to take effect;

“Company” means STERIS Limited, registered in England with number 09257343;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the Board that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests (and shall include, where so approved by the Board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company);

“Depositary Interest” means any certificate, instrument, security or other document of title issued, or account maintained, by a Depositary to evidence or record the entitlement of the holder, or account holder, to or to receive shares, or rights or interests in respect thereof;

“Director” means a director of the Company;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic form” has the meaning given in section 1168 of the 2006 Act;

“electronic means” has the meaning given to it in section 1168 of the 2006 Act;

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time;

“execution” means any mode of execution (and “executed” shall be construed accordingly);

“Group” means the group comprising the Company and its subsidiaries within the meaning of section 1159 of the 2006 Act for the time being;

“Group Member” means any member of the Group, including the Company;

“hard copy form” or “hard copy” have the meaning given to them in section 1168 of the 2006 Act;

“interest in shares” includes, where the context permits, “interests in securities” as defined in the Takeover Code and, for the avoidance of doubt, includes, without duplication, beneficial ownership and Depository Interests, and “interested in shares” will be construed accordingly;

“holder” means in relation to a share, the member whose name is entered in the Register of Members as the holder of that share;

“member” means a member of the Company;

“Operator” means the Operator (as defined in the Uncertificated Securities Regulations) of the Uncertificated System;

“Ordinary Shares” means ordinary shares of 10 pence each in the Company;

“paid or paid up” means paid up or credited as paid up;

“Participating Security” means a share or class of shares or a renounceable right of allotment of a share, title to which is permitted to be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

“Preference Shares” means the non-voting redeemable preference shares of £0.10 each in the Company;

“Register of Members” means the Company’s register of members kept pursuant to the Statutes or, as the case may be, any overseas branch register kept pursuant to these Articles;

“Registered Office” means the registered office for the time being of the Company or in the case of sending or supplying documents or information by electronic means, the address specified by the Board for the purpose of receiving documents or information by electronic means;

“Seal” means the common seal of the Company or any official or securities seal that the Company has or may have as permitted by the Statutes;

“Secretary” means the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary;

“share” means a share in the capital of the Company;

“Statutes” the 2006 Act and every other act of parliament or statutory instrument for the time being in force concerning companies and affecting the Company including any statutory re-enactment or modification of the 2006 Act or any other act or statutory instrument;

“Takeover Code” means the City Code on Takeover and Mergers as promulgated by the Takeover Panel, as amended and/or supplemented from time to time;

“Takeover Panel” means the Panel on Takeovers and Mergers or such other authority designated as the supervisory authority in the United Kingdom to carry out certain regulatory functions in relation to takeovers under the EC Directive on Takeover Bids (2004/25/EC);

“uncertificated” means in relation to a share, a share to which title is recorded in the Register of Members as being held in uncertificated form and title to which may be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) including any modification thereof;

“Uncertificated System” means the CREST system or any other applicable system which is a “relevant system” for the purpose of the Uncertificated Securities Regulations;

“US$” means the lawful currency of the United States;

“working day” means a day that is not a Saturday, Sunday or public holiday in the United Kingdom or the United States; and

“writing” includes printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible form including communications in an electronic form for the purposes of Part 37 of the 2006 Act.

1.2	In these Articles:

(A)

words or expressions which are not defined in paragraph 1.1 of this Article or elsewhere in these Articles have the same meanings (where applicable) as in the Statutes as in force on the date of the adoption of these Articles;

(B)

a reference to any Statute or any provision of a Statute includes a reference to any statutory modification or re-enactment of it for the time being in force, as (where applicable) amended or modified or extended by any other Statute or any order, regulation, instrument or other subordinate legislation made under such Statute or statutory provision or under the Statute under which such statutory instrument was made;

(C)

words in the singular include the plural and vice versa, words importing any gender include all genders and a reference to a “person” includes any individual, firm, partnership, unincorporated association, company, corporation or other body corporate;

(D)	“mental disorder” means mental disorder as defined in section 1 of the Mental Health Act 1983;

(E)

a reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular share or class of shares or renounceable right of allotment of a share is a Participating Security;

(F)	where an ordinary resolution is expressed to be required for any purpose, a special resolution is also effective for such purpose; and

(G)	headings do not affect the interpretation of any Article.

1.3	These Articles shall be governed by and construed in accordance with English law.

2.	EXCLUSION OF MODEL ARTICLES

No regulations or model articles set out in any statute, statutory instrument or other subordinate legislation (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall be applicable as articles of the Company.

CAPITAL

3.	LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

4.	SHARE CAPITAL

4.1

Subject to the provisions of the Statutes and of these Articles, any shares may be issued with such preferential, deferred, qualified or other special rights, privileges or conditions, whether in regard to dividend, voting, return of capital or otherwise, (including, but without prejudice to the generality of the foregoing, and subject to the provisions of the Statutes, shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holders) as the Company may from time to time in general meeting determine or, if the Company does not so determine, as the Board may determine.

4.2

If two or more persons are registered as joint holders of any share any one of such persons may give effective receipts for any dividends or other monies payable in respect of such share, but such power shall not apply to the legal personal representatives of a deceased member.

4.3	The Company shall not be bound to register more than four persons as joint holders of any share.

5.	ORDINARY SHARES

The Ordinary Shares shall entitle the holders thereof to the rights set out below:

(A)	the directors may declare and pay dividends on the Ordinary Shares in accordance with Article 124 to Article 135;

(B)

on a return of capital of the Company on a winding-up or otherwise, any surplus assets of the Company available for distribution shall, after, in the case of a winding up, paying any holders of the Preference Shares in accordance with Article 6(B), be distributed to each holder of an Ordinary Share pro rata to its shareholding;

(C)	subject to Article 66, each holder of an Ordinary Share shall have one vote for every Ordinary Share of which it is the holder; and

(D)	Ordinary Shares are freely transferable in accordance with Article 42.

6.	PREFERENCE SHARES

The Preference Shares shall entitle the holders thereof to the rights set out below:

(A)

the holders of the Preference Shares shall be entitled to receive as set forth herein a fixed cumulative preferential dividend (the “Preference Dividend”) at 5 per cent. per annum on the amount from time to time paid up on the Preference Shares respectively held by them. The Preference Dividend shall be deemed to accrue from day to day commencing on the date of issue of the relevant Preference Shares and shall be paid as and when approved by the Board, or, to the extent unpaid, upon the winding-up of the Company in accordance with sub-paragraph 6(B) below or upon redemption in accordance with sub-paragraph 6(E) below;

(B)

on a return of capital of the Company on a winding up, the holders of the Preference Shares shall be entitled to receive out of the assets of the Company available for distribution to its shareholders the sum of £0.10 per Preference Share plus the amount of any then accrued but unpaid Preference Dividend but shall not be entitled to any further participation in the assets of the Company;

(C)

the holders of Preference Shares shall have no right to attend, speak or vote, whether in person or by proxy, at any general meeting of the Company or any meeting of a class of members of the Company in respect of the Preference Shares (save where required by law) and shall not be entitled to receive any notice of meetings;

(D)	the Preference Shares may not be transferred save with the prior written consent of the Company and in accordance with Article 42; and

(E)

subject to the provisions of the 2006 Act and these Articles, the Company may redeem at nominal value, plus the amount of any Preference Dividend then accrued but unpaid in respect of the Preference Shares being redeemed, all or some of the Preference Shares for the time being outstanding and fully paid on or any time after the 8th anniversary of the date of issue of the relevant Preference Shares.

7.	SECTION 551 AUTHORITY

In addition and without prejudice to the authority granted under Article 11, the Board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed period.

8.	SECTION 561 DISAPPLICATION

In addition and without prejudice to the authority granted under Article 12, the Board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 5 as if section 561 of the 2006 Act did not apply to any such allotment, provided that its power shall be limited to the allotment of equity securities up to an aggregate nominal amount equal to the section 561 amount.

This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the 2006 Act as if in this Article the words “pursuant to the authority conferred by Article 5” were omitted.

9.	ALLOTMENT AFTER EXPIRY

The Company may make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after an authority given pursuant to Article 5 or a power given pursuant to Article 8 has expired. The Board may allot shares, or grant rights to subscribe for or convert any security into shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

10.	DEFINITIONS FOR ARTICLES 5, 8 AND 9

In Articles 5, 8 and 9:

prescribed period means any period for which the authority conferred by Article 5 is given by ordinary or special resolution stating the section 551 amount and/or the power conferred by Article 8 is given by special resolution stating the section 561 amount, section 551 amount means, for any prescribed period, the amount stated as such in the relevant ordinary or special resolution, and section 561 amount means, for any prescribed period, the amount stated as such in the relevant special resolution.

11.	ALLOTMENT POWERS - SECTION 551 AUTHORITY

The directors shall be generally and unconditionally authorised pursuant to section 551 of the 2006 Act to:

(A)

without prejudice to the authority referred to in sub-paragraph 11(B) below, allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company, up to an aggregate par amount of £17,006,080, for a period expiring (unless previously renewed by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company, provided that in utilising the authority contained in this sub-paragraph 11(A), the Directors do not exceed the limits provided for in section 312.03(c) (Shareholder Approval) of the NYSE Listed Company Manual;

(B)

in addition to the authority referred to in (A) above, allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company, in connection with a “Rights Plan” as referred to in Article 14, up to an aggregate par amount of £25,509,120, for a period expiring (unless previously renewed by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company; and

(C)

make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of an authority described in this Article 11 and the directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

12.	ALLOTMENT POWERS - SECTION 561 AUTHORITY

The directors shall be generally empowered pursuant to section 570 and section 573 of the 2006 Act to allot equity securities (as defined in the 2006 Act) for cash, pursuant to the authorities conferred by Article 11 as if section 561(1) of the 2006 Act did not apply to the allotment. This power:

(A)

expires (unless previously renewed by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company, but the Company may make an offer or agreement which would or might require equity securities to be allotted after expiry of this power and the directors may allot equity securities in pursuance of that offer or agreement as if this power had not expired;

(B)	shall be limited to the allotment of equity securities:

(1)	without prejudice to the authority referred to in sub-paragraph (2) below, up to an aggregate par amount of£ 17,006,080; and

(2)	in connection with a “Rights Plan” as referred to in Article 14, up to an aggregate par amount of £25,509,120, in addition to the authority referred to in (1) above.

This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the 2006 Act as if in the first paragraph of the words “pursuant to the authorities conferred by Article 11” were omitted.

13.	RESIDUAL ALLOTMENT POWERS

Subject to the provisions of the 2006 Act relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 17:

(A)	all shares for the time being in the capital of the Company shall be at the disposal of the Board; and

(B)

the Board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

POWERS OF ALLOTMENT

14.	CIRCUMSTANCES WHERE BOARD MAY ALLOT SHARES

14.1

Subject to the provisions of the 2006 Act, the Board may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”) including approving the execution of any document relating to the adoption and/or implementation of the Rights Plan. The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in the Summary of Example Terms in the form appearing in the Appendix to these Articles.

14.2

Subject to the provisions of the 2006 Act, the Board may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of rights) (a) to subscribe for shares of the Company and/or (b) to acquire Depositary Interests issued by the Depositary (to whom the Company would issue new shares in connection therewith), in each case in accordance with the Rights Plan (the “Rights”).

14.3

The purposes for which the Board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 14.1 and 14.2 above, shall include (without limitation) the following where, in the opinion of the majority of the Board members present at a duly convened meeting of the Board, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, to do so would improve the likelihood that:

(A)	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

(B)	all members of the Company will be treated equally and fairly and in a similar manner;

(C)	an optimum price for shares (or Depositary Interests) would be received by or on behalf of all members of the Company (or holders of Depositary Interests);

(D)	the Board would have additional time to gather relevant information or pursue appropriate strategies;

(E)	the success of the Company would be promoted for the benefit of its members as a whole;

(F)	the long term interests of the Company, its members and its business would be safeguarded; and/or

(G)	the Company would not suffer serious economic harm.

14.4

Subject to the provisions of the 2006 Act, the Board may determine not to redeem the Rights and accordingly exercise any power of the Company to (a) allot shares of the Company pursuant to the exercise of the Rights or (b) exchange or cause to be exchanged all or part of the Rights (in each case other than Rights held by an Acquiring Person) for Ordinary Shares and/or Depositary Interests and/or another class or series of shares (an “Exchange”) in each case in accordance with the Rights Plan. The purposes for which the Board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares of the Company or effect an Exchange, shall include (without limitation) the following where, in the opinion of the majority of the Board members present at a duly convened meeting of the Board, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company to effect an Exchange or to allot shares in the Company, would improve the likelihood that:

(A)	the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

(B)	any potential acquisition or change of Control of the Company which would be unlikely to treat all members of the Company equally and fairly and in a similar manner would be prevented;

(C)	any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares (or Depositary Interests) would be prevented;

(D)

any potential acquisition or change of Control of the Company which would be likely to harm the prospects of the success of the Company for the benefit of its members as a whole, having had regard to the matters in section 172 of the 2006 Act, will be prevented;

(E)	the long term interests of the Company and/or, its members and its business would be safeguarded; and/or

(F)	the Company would not suffer serious economic harm.

14.5

For the purposes of this Article 14 a person (an “Acquiring Person”) shall be deemed to have control (“Control”) of the Company if he, either alone or with any group of affiliated or associated persons and/or with anyone with whom he is acting in concert, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or with any group of affiliated or associated persons, and/or with anyone with whom he is acting in concert, possesses or is entitled to acquire:

(A)	interests in shares carrying 20 per cent or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting; or

(B)

such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor) entitle him to receive 20 per cent or more of the income or assets so distributed; or

(C)

such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him to receive 20 per cent or more of the assets of the Company which would then be available for distribution among the members.

14.6	For the purposes of this Article 14:

(A)

“person” shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and “group of affiliated or associated persons” shall have the meaning given to such terms under the United States federal securities laws, including the Securities Exchange Act of 1934, as amended from time to time;

(B)

a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent;

(C)

there shall be attributed to any person (other than a Depositary) any rights or powers which another person possesses on his behalf or may be required to exercise at his discretion or on his behalf (including rights or powers of a nominee possessed or exercisable by the nominee on behalf of such person).

15.	COMMISSIONS AND BROKERAGE

The Company may exercise all powers conferred by the Statutes of paying commissions or brokerage in relation to a subscription for shares or other allotment. Subject to the Statutes, such commissions or brokerage may be satisfied in cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

16.	TRUSTS NOT RECOGNISED

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share on any trust, and the Company shall not be bound by or required to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share or any interest in any fractional part of a share other than an absolute right to the entirety thereof in the registered holder.

17.	PURCHASE OF OWN SHARES

Subject to the Statutes and to any rights attached to any shares, the Company may purchase, or enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) in any way. Any shares to be so purchased may be selected for purchase on any basis and in any manner whatsoever.

18.	VARIATION OF CLASS RIGHTS

18.1	Subject to the provisions of the 2006 Acts, the rights attached to a class of shares may only be varied:

(A)	with the consent in writing from the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any shares held as treasury shares); or

(B)	with the sanction of a special resolution passed at a separate general meeting of the holders of that class sanctioning the variation.

18.2	Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by:

(A)	the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued; or

(B)	the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of any of its own shares in accordance with the Statutes and these Articles.

ALTERATION OF SHARE CAPITAL

19.	INCREASE, CONSOLIDATION, SUB-DIVISION AND CANCELLATION

The Company may:

(A)	increase its share capital by allotting new shares in accordance with the 2006 Act and the Articles;

(B)	subject to the provisions of the 2006 Act, by ordinary resolution consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares; or

(C)	subject to the provisions of the 2006 Act, by ordinary resolution sub-divide all or any of its shares into shares of a smaller amount than its existing shares.

20.	FRACTIONS

20.1

If, as the result of a consolidation and division or a sub-division of shares, fractions of shares become attributable to members, the Board may on behalf of the members deal with the fractions as it thinks fit, including (without limitation) in either of the ways prescribed in this Article below.

20.2

The Board may sell shares representing the fractions to any person (including, subject to the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons to whom such fractions are attributable (except that if the amount due to a person is less than £5.00, or such other sum as the Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 24.9 (uncertificated shares) to effect a transfer of the shares.

20.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph 20.2 of this Article shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

20.4

In relation to such fractions, the Board may issue, subject to the Statutes, to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following a consolidation and division or a sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before the consolidation or the sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of any such reserve or fund will have the same effect as if the capitalisation had been made with the sanction of an ordinary resolution of the Company pursuant to Article 135 (capitalisation of profits and reserves). In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 135 without the sanction of an ordinary resolution of the Company.

21.	REDUCTION OF SHARE CAPITAL

Subject to the Statutes and to any rights attached to any shares, the Company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

CERTIFICATED SHARES

22.	RIGHT TO CERTIFICATES

22.1

Subject to the Statutes, the requirements of (to the extent applicable) the rules of any investment exchange to which the shares are admitted to trading, and these Articles, every person (except any person in respect of whom the Company is not required by the Statutes to complete and have ready for delivery a share certificate), upon becoming the holder of a certificated share is entitled, without charge, to receive within one month after allotment or within one month of lodgement of a transfer (unless the conditions of issue provide for a longer interval), one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares, unless the terms of issue of the shares provide otherwise.

22.2

Where a member transfers part of his shares comprised in a certificate, the old certificate shall be cancelled and he shall be entitled, without charge, to one certificate for the balance of the certificated shares retained by him.

22.3

If and so long as all the issued shares in the capital of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

22.4

In the case of joint holders of shares held in certificated form the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all.

22.5

A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under the Seal, which may be affixed to or printed on it, or in such other manner as the Board may approve, having regard to the terms of issue and the requirements of (to the extent applicable) the rules of any investment exchange to which the shares are admitted to trading (including by way of signature or facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person’s actual signature).

23.	REPLACEMENT CERTIFICATES

If any certificate is worn-out, defaced, lost or destroyed, the Company may cancel it and issue a replacement certificate subject to such terms as the Board may decide as to evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity or such security but otherwise free of charge, and (if the certificate is worn-out or defaced) on delivery up of the old certificate.

UNCERTIFICATED SHARES

24.	UNCERTIFICATED SHARES

24.1	The Board may resolve that a class of shares is to become, or is to cease to be, a Participating Security.

24.2

Shares of a class shall not be treated as forming a separate class from other shares of the same class as a consequence of such shares being held in certificated or uncertificated form or of any provision in these Articles or the Uncertificated Securities Regulations applying only to certificated shares or to uncertificated shares.

24.3

Any share of a class which is a Participating Security may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Uncertificated Securities Regulations.

24.4

These Articles apply to uncertificated shares of a class which is a Participating Security only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Uncertificated Securities Regulations.

24.5	The Board may lay down regulations not included in these Articles which (in addition to or in substitution for any provisions in these Articles):

(A)	apply to the issue, holding or transfer of uncertificated shares;

(B)	set out (where appropriate) the procedures for conversion and/or redemption of uncertificated shares; and/or

(C)	the Board considers necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Securities Regulations and/or the Operator’s rules and practices.

24.6

Such regulations will apply instead of any relevant provisions in these Articles which relate to certificates and the transfer, conversion and redemption of shares or which are not consistent with the Uncertificated Securities Regulations, in all cases to the extent (if any) stated in such regulations. If the Board makes any such regulations, paragraph 24.4 of this Article will (for the avoidance of doubt) continue to apply to these Articles, when read in conjunction with those regulations.

24.7

Any instruction given by means of an Uncertificated System as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Securities Regulations, the facilities and requirements of the Uncertificated System and the Operator’s rules and practices.

24.8

For any purpose under these Articles, the Company may treat a member’s holding of uncertificated shares and of certificated shares of the same class as if they were separate holdings, unless the Board otherwise decides.

24.9

Where the Company is entitled under the Statutes, the Operator’s rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or impose a restriction on or sell or otherwise procure the sale of any shares of a class which is a Participating Security which are held in uncertificated form, the Board may take such steps (subject to the Uncertificated Securities Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of the Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation):

(A)	requesting or requiring the deletion of any computer-based entries in the Uncertificated System relating to the holding of such shares in uncertificated form;

(B)

altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(C)	requiring any holder of such shares, by notice in writing to him, to change his holding of such uncertificated shares into certificated form within any specified period;

(D)	requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(E)

otherwise rectify or change the Register of Members in respect of any such shares in such manner as the Board considers appropriate (including, without limitation, by entering the name of a transferee into the Register of Members as the next holder of such shares); and/or

(F)

appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

24.10

The Company shall enter on the Register of Members how many shares are held by each member in uncertificated form and in certificated form and shall maintain the register in each case as is required by the Uncertificated Securities Regulations and the relevant system concerned.

24.11	The provisions of Articles 22 and 23 shall not apply to uncertificated shares.

LIEN ON SHARES

25.	COMPANY’S LIEN ON SHARES NOT FULLY PAID

25.1

The Company has a first and paramount lien on each issued share (not being a fully paid share) to the extent and in the circumstances permitted by section 670 of the 2006 Act. The Company’s lien (if any) on a share shall extend to all amounts payable to the Company (whether actually or contingently and whether presently payable or not) in respect of such share.

25.2	The lien applies to all dividends on any such share and to all amounts payable by the Company in respect of such share. It also applies notwithstanding that:

(A)	the Company may have notice of any equitable or other interest of any person in any such share; or

(B)	any such amounts payable may be the joint debts and liabilities of both the holder of the share and one or more other persons.

25.3	The Board may resolve that any share be exempt wholly or in part from this Article.

26.	ENFORCEMENT OF LIEN BY SALE

26.1

For the purpose of enforcing the Company’s lien on any shares, the Board may sell them in such manner as it decides if an amount in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days following the giving of a notice to the holder (or any person entitled by transmission to the share) demanding payment of the amount due within such fourteen clear day period and stating that if the notice is not complied with the shares may be sold.

26.2	To give effect to such sale the Board may:

(A)

in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 24.9 (uncertificated shares) to effect a transfer of the shares.

26.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph 26.2 of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

27.	APPLICATION OF SALE PROCEEDS

The net proceeds of any sale of shares subject to the Company’s lien under these Articles (after payment of the costs and expenses of sale) shall be applied in or towards satisfaction of the amount then due to the Company in respect of the shares. Any balance shall be paid to the original holder of, or the person entitled (but for such sale) by transmission to, the shares on (in the case of certificated shares) surrender to the Company for cancellation of the certificate for such shares and (in all cases) subject to the Company having a lien on such balance on the same basis as applied to such shares for any amount not presently payable as existed on such shares before the sale.

CALLS

28.	CALLS

28.1

Subject to the terms on which shares are allotted, the Board may make calls on the members (and any persons entitled by transmission) in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the allotment terms. Each such member or other person shall pay to the Company the amount called, subject to receiving at least fourteen (14) clear days’ notice specifying when and where the payment is to be made, as required by such notice.

28.2

A call may be made payable by instalments. A call shall be deemed to have been made when the resolution of the Board authorising it is passed. A call may, before the Company’s receipt of any amount due under it, be revoked or postponed in whole or in part as the Board may decide. A person upon whom a call is made will remain liable for calls made on him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

29.	LIABILITY OF JOINT HOLDERS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

30.	INTEREST

If the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding twenty (20) per cent per annum (compounded on a six monthly basis), as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

31.	DIFFERENTIATION

Subject to the allotment terms, the Board may make arrangements on or before the issue of shares to differentiate between the holders of shares in the amounts and times of payment of calls on their shares.

32.	PAYMENT IN ADVANCE OF CALLS

32.1

The Board may, if it thinks fit, receive from any member (or any person entitled by transmission) all or any part of the amount uncalled and unpaid on the shares held by him (or to which he is entitled). The liability of each such member or other person on the shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding twenty (20) per cent per annum (compounded on a six monthly basis) as the Board may decide.

32.2

No sum paid up on a share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

33.	RESTRICTIONS IF CALLS UNPAID

Unless the Board decides otherwise, no member shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a member until he has paid all calls due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

34.	SUMS DUE ON ALLOTMENT TREATED AS CALLS

Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call. If such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

FORFEITURE

35.	FORFEITURE AFTER NOTICE OF UNPAID CALL

35.1

If a call or an instalment of a call remains unpaid after it has become due and payable, the Board may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture will include all dividends and other amounts payable in respect of the forfeited shares which have not been paid before the forfeiture.

35.2

The Board may accept the surrender of a share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a share also apply to the surrender of a share.

36.	NOTICE AFTER FORFEITURE

36.1

When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Register of Members. No forfeiture will be invalidated by any omission to give such notice or make such entry.

36.2	The Board may accept a surrender of any share liable to be forfeited hereunder.

37.	CONSEQUENCES OF FORFEITURE

37.1

Subject to the provisions of the 2006 Act, a share shall, on its forfeiture, become the property of the Company and all interest in and all claims and demands against the Company in respect of a share and all other rights and liabilities incidental to the share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles.

37.2	The holder of a share (or the person entitled to it by transmission) which is forfeited or surrendered shall:

(A)	on its forfeiture or surrender cease to be a member (or a person entitled) in respect of it;

(B)	if a certificated share, surrender to the Company for cancellation the certificate for the share;

(C)

remain liable to pay to the Company all monies payable in respect of the share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the share had not been forfeited; and

(D)

remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

37.3

The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the 2006 Act given or imposed in the case of past members.

37.4

Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share, or on the terms of compliance with the terms of any notice served under section 793 of the 2006 Act, as appropriate, and on such further terms (if any) as it shall see fit.

38.	DISPOSAL OF FORFEITED SHARE

38.1

Subject to the 2006 Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board may decide either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Board may decide. Where for the purpose of its disposal a forfeited share is to be transferred to any transferee, the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 24.9 (uncertificated shares) to effect a transfer of the shares.

38.2

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph 38.1 of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

39.	PROOF OF FORFEITURE

A statutory declaration by a Director or the Secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His title to the share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.

UNTRACED MEMBERS

40.	SALE OF SHARES

40.1	The Company may sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if:

(A)

during the period of twelve (12) years prior to the date of the publication of the advertisements referred to in this paragraph 40.1 (or, if published on different dates, the earlier or earliest of them):

(1)

no cheque, warrant or money order in respect of such share sent by or on behalf of the Company to the member or to the person entitled by transmission to the share, at his address in the Register of Members or other address last known to the Company has been cashed;

(2)

no cash dividend payable on the shares has been satisfied by the transfer of funds to a bank account of the member (or person entitled by transmission to the share) or by transfer of funds by means of the Uncertificated System; and

(3)	the Company has received no communication (whether in writing or otherwise) in respect of such share from such member or person,

provided that during such twelve (12) year period the Company has paid at least three cash dividends (whether interim or final) in respect of shares of the class in question and no such dividend has been claimed by the person entitled to such share;

(B)

on or after the expiry of such twelve (12) year period the Company has given notice of its intention to sell such share by advertisements in a national newspaper published in the country in which the Registered Office is located and in a newspaper circulating in the area in which the address in the Register of Members or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices on such member or person notified to the Company in accordance with these Articles is located;

(C)	such advertisements, if not published on the same day, are published within thirty (30) days of each other; and

(D)

during a further period of three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this paragraph 40.1 concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such share from the member or person entitled by transmission.

40.2	To give effect to a sale pursuant to paragraph 40.1 of this Article, the Board may:

(A)

in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 24.9 (uncertificated shares) to effect a transfer of the shares.

40.3

The transferee will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph 40.2 of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

41.	APPLICATION OF SALE PROCEEDS

The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to. and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

TRANSFER OF SHARES

42.	FORM OF TRANSFER

42.1	Subject to these Articles, a member may transfer all or any of his shares:

(A)

in the case of certificated shares, by an instrument of transfer in writing in any usual form or in another form approved by the Board, which must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee; or

(B)	in the case of uncertificated shares, without a written instrument in accordance with the Uncertificated Securities Regulations.

42.2	The transferor shall remain the holder of the share transferred until the name of the transferee is entered in the Register of Members in respect of it.

42.3

The Board may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

43.	REGISTRATION OF A CERTIFICATED SHARE TRANSFER

43.1	Subject to these Articles, the Board may, in its absolute discretion, refuse to register the transfer of a certificated share or the renunciation of a renounceable letter of allotment unless it is:

(A)	in respect of a share which is fully paid;

(B)	in respect of a share on which the Company has no lien;

(C)	in respect of only one class of shares;

(D)	in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

(E)	duly stamped (if required); and

(F)

delivered for registration to the Registered Office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer of a share, for which a certificate has not been issued, by a person in respect of whom the Company is not required by the 2006 Act to complete and have ready for delivery a share certificate, and except in the case of a renunciation) and any other evidence as the Board may reasonably require to prove the title to such share of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf. the authority of such person to do so, provided that the Board shall not refuse to register any transfer or renunciation of any certificated shares listed on any investment exchange to which the shares are admitted to trading on the ground that they are partly paid in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

43.2

If the Board refuses to register a transfer or renunciation pursuant to this Article, it shall, within two months after the date on which the transfer or renunciation was delivered to the Company, send notice of the refusal to the transferee or renounce together with their reasons for the refusal. An instrument of transfer or renunciation which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person delivering it. All instruments of transfer which are registered may, subject to these Articles, be retained by the Company.

43.3	The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor.

43.4	In the case of a partly paid up share the instrument of transfer must also be signed by or on behalf of the transferee.

43.5

All instruments of transfer which shall be registered shall (except in case of fraud) be retained by the Company, but any instrument of transfer which the Board may refuse to register shall (except in case of fraud) be returned to the party presenting the same.

44.	REGISTRATION OF AN UNCERTIFICATED SHARE TRANSFER

44.1

The Board shall register a transfer of title to any uncertificated share or the renunciation or transfer of any renounceable right of allotment of a share which is a Participating Security held in uncertificated form in accordance with the Uncertificated Securities Regulations, except that the Board may refuse (subject to any relevant requirements of (to the extent applicable) the rules of any investment exchange to which the shares are admitted to trading) to register any such transfer or renunciation which is in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Securities Regulations.

44.2

If the Board refuses to register any such transfer or renunciation the Company shall, within two months after the date on which the instruction relating to such transfer or renunciation was received by the Company, send notice of the refusal to the transferee or renouncee.

45.	NO FEE ON REGISTRATION

No fee shall be charged for the registration of a transfer of a share or the renunciation of a renounceable letter of allotment or other document relating to or affecting the title to any share.

46.	CLOSING OF REGISTER OF MEMBERS

The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods, not exceeding thirty (30) days in any year, as the Board may decide (subject to the Uncertificated Securities Regulations in the case of any shares of a class which is a Participating Security).

EXERCISE OF MEMBERS’ RIGHTS

47.	NOMINATION OF PERSONS TO ENJOY MEMBERS’ RIGHTS

47.1

Any member of the Company who is not a holder of Preference Shares may. by giving thirty (30) days’ notice in writing to the Company, nominate another person or persons as being entitled to enjoy or exercise all or any specified rights of the member in relation to the Company. Once such notice has been given, anything required or authorised by any provision of the 2006 Act to be done by or in relation to the member shall instead be done or, (as the case may be) may instead be done, by or in relation to the nominated person (or each of them) as if he were a member of the Company.

47.2	Article 47.1 above applies in respect of the rights set out in section 145 of the 2006 Act and is subject to section 145(4) of the 2006 Act.

TRANSMISSION OF SHARES

48.	ON DEATH

If a member dies. the survivors or survivor where he was a joint holder. or his personal representatives where he was the sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased holder from any liability in respect of a share which has been held by him solely or jointly.

49.	ELECTION OF PERSON ENTITLED BY TRANSMISSION

49.1

A person becoming entitled to a share in consequence of the death or bankruptcy of a member, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his title being produced as the Board may require. elect either to become registered as the holder of such share or to have some person nominated by him so registered. If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have some other person registered, he shall:

(A)	in the case of a certificated share, execute an instrument of transfer of such share to such person; and

(B)	in the case of an uncertificated share, either:

(1)	procure that all appropriate instructions are given by means of the Uncertificated System to effect the transfer of such share to such person; or

(2)	change the uncertificated share to certificated form and then execute an instrument of transfer of such share to such person.

49.2

All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or instructions (as the case may be) referred to at paragraph 49.1 of this Article as if the notice were an instrument of transfer and as if the instrument of transfer was executed, or the instructions were given, by the member and the event giving rise to the transmission had not occurred.

49.3

The Board may give notice requiring a person to make the election referred to in paragraph 49.1 of this Article. If such notice is not complied with within sixty (60) days, the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

50.	RIGHTS ON TRANSMISSION

A person becoming entitled by transmission to a share shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as its holder, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares.

GENERAL MEETINGS

51.	ANNUAL AND OTHER GENERAL MEETINGS

51.1

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year. The annual general meeting shall be held in each period of six months beginning with the day following the Company’s accounting reference date and subject thereto at such time and place as the Board shall determine. The first such annual general meeting of the Company will be held in 2016.

51.2

The Board may convene a general meeting whenever it thinks fit. A general meeting shall, subject as provided in these Articles, also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 303 of the 2006 Act. In the case of a general meeting called in pursuance of a requisition, no business shall be transacted at such meeting except that stated by the requisition or proposed by the Board.

51.3

All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(A)

the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all the members of that class entitled to vote, present in person or by proxy, at the relevant meeting; and

(B)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

52.	NOTICE OF GENERAL MEETINGS

52.1	A general meeting that is an annual general meeting shall be convened by not less than twenty-one (21) clear days’ and no more than sixty (60) clear days’ notice.

52.2

Subject to the provisions of the 2006 Act and these Articles, all general meetings other than annual general meetings shall be convened by not less than fourteen (14) clear days’ and no more than sixty (60) clear days’ notice.

52.3

Subject to the 2006 Act and notwithstanding that it is convened by shorter notice than that specified in paragraphs 52.1 and 52.2 of this Article, a general meeting shall be deemed to have been duly convened if it is so agreed:

(A)	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(B)	in the case of any other general meeting, by members having a right to attend and vote at the meeting holding in aggregate not less than 95 per cent. in nominal value of the shares giving that right.

52.4	A notice of meeting shall specify:

(A)	whether the meeting is an annual general meeting or any other general meeting;

(B)	the place, the day and the time of the meeting;

(C)	subject to the requirements of (to the extent applicable) the rules of any investment exchange to which the shares are admitted to trading, the general nature of the business to be transacted;

(D)	if the meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

(E)	with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a member.

52.5	The notice of meeting:

(A)

shall be given to the members (other than a member who, under these Articles or any restrictions imposed on any shares, is not entitled to receive notice from the Company), the Directors and the Company’s auditors; and

(B)

may specify a time by which a person must be entered on the Register of Members in order for such person to have the right to attend or vote at the meeting (subject to the Uncertificated Securities Regulations).

52.6

The Board may determine that the members entitled to receive notice of a meeting are those persons entered on the Register of Members at the close of business on a day determined by the Board (subject to the Uncertificated Securities Regulations).

52.7

The accidental omission to send or give a notice of meeting or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or any other document to, or the non-receipt of any such item by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

53.	QUORUM FOR GENERAL MEETING

53.1

No business shall be transacted at a general meeting unless a quorum is present when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum will comprise qualifying persons. who together are entitled to cast at least the majority of the voting rights of all the members entitled to vote at the relevant meeting, on a poll. For the purposes of this Article 53.1 a proxy, attorney or other representative of a member will be considered to be entitled to cast only the voting rights to which his appointment relates and not any other voting rights held by the member he represents.

53.2

For the purposes of this Article, a “qualifying person” means (i) an individual who is a member of the Company (other than a member who, under these Articles or any restrictions imposed on any shares, is not entitled to attend, speak or vote, whether in person or by proxy, at any general meeting of the Company) or his validly appointed attorney, (ii) a person authorised under section 323 of the 2006 Act to act as the representative of a corporation in relation to the meeting, or (iii) a person appointed as a proxy of a member in relation to the meeting. The Board is entitled, acting in good faith and without further enquiry, to assume the validity of any votes cast in person or by proxy.

53.3	The absence of a quorum will not prevent the appointment of a chairman of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

54.	PROCEDURE IF QUORUM NOT PRESENT

54.1

If within fifteen (15) minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:

(A)	if convened on the requisition of members, shall be dissolved; and

(B)

in any other case, shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the chairman (or, in default, the Board) may, subject to the provisions of the 2006 Act, determine.

54.2	If at such adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding it the adjourned meeting shall be dissolved.

55.	CHAIRMAN OF GENERAL MEETING

The chairman (if any) of the Board or, in his absence, the vice or deputy chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or vice or deputy chairman, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting, or neither is willing to act, the Directors present shall select one of their number to be chairman of the meeting. If only one Director is present and willing to act, he shall be chairman of the meeting. In default, the members present in person and entitled to vote shall choose one of their number to be chairman of the meeting.

56.	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS

A Director (and any other person invited by the chairman of the meeting to do so) shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of any class of shares, whether or not he is a member.

57.	ACCOMMODATION OF MEMBERS AT MEETING

If it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able (whether at the meeting place or elsewhere):

(A)	to participate in the business for which the meeting has been convened;

(B)	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

(C)	to be heard and seen by all other persons present in the same way.

58.	SECURITY

In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

59.	POWER TO ADJOURN

59.1

The chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting, from time to time (or indefinitely) and from place to place as the chairman shall determine.

59.2

Without prejudice to any other power of adjournment which the chairman of the meeting may have under these Articles, at common law or otherwise, the chairman may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he decides that it is necessary or appropriate to do so in order to:

(A)	secure the proper and orderly conduct of the meeting; or

(B)	give all persons entitled to do so an opportunity of attending the meeting; or

(C)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(D)	ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

59.3

Without prejudice to the generality of the foregoing, the chairman of the meeting may in such circumstances direct that the meeting be held simultaneously in two or more venues connected for the duration of the meeting by audio or audio visual links or in two or more consecutive sessions with the votes taken being aggregated or that it be adjourned to a later time on the same day or a later date at the same or any other venue.

60.	NOTICE OF ADJOURNED MEETING

Whenever a meeting is adjourned for fourteen (14) days or more or indefinitely, at least seven clear days’ notice, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Except in these circumstances, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

61.	BUSINESS OF ADJOURNED MEETING

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

62.	PROPOSED SHAREHOLDER RESOLUTIONS

62.1

Any request by a member or members to propose a resolution at a meeting of the Company must, in order for the resolution to be properly moved at a meeting of the Company (i) comply with the requirements of the 2006 Act and the requirements of Article 63 and (ii) contain:

(A)	to the extent that the request relates to the nomination of a director, as to each person whom the member(s) propose(s) to nominate for election or re-election as a director:

(1)

all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(2)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such member(s) and any Member Associated Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the member(s) making the nomination and any Member Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(B)

to the extent that that request relates to any business other than the nomination of a director that the member(s) propose(s) to bring before the meeting, a comprehensive description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any resolution(s) proposed for consideration) and any material interest in such business of such member(s) and any Member Associated Person, individually or in the aggregate, including any anticipated benefit to the member(s) or any Member Associated Person therefrom;

(C)	as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(1)	the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Persons, if any;

(2)	the class and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such member(s) and such Member Associated Persons, if any;

(3)

any “Derivative Instrument” owned beneficially, directly or indirectly, by such member or Member Associated Person(s), being any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the member(s) and such Member Associated Persons, if any, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

(4)

any proxy, contract, arrangement, understanding, or relationship pursuant to which such member(s) and such Member Associated Persons, if any, have the right to vote any class or series of shares of the Company;

(5)

any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such member(s) and such Member Associated Persons, if any, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such member(s), and such Member Associated Persons, if any, with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”);

(6)

any rights to dividends on the shares of the Company owned beneficially by such member(s) and such Member Associated Persons, if any, that are separated or separable from the underlying shares of the Company;

(7)	any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such member(s), and such Member Associated Persons, if any;

(8)

any other information relating to such member(s) or such other beneficial owner or Member Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(9)

to the extent known by the member(s) giving the notice, and such Member Associated Persons, if any, the name and address of any other member or, as the case may be, the Member Associated Person of such other member, supporting the nominee for election or re-election as a director or the proposal of other business on the date of such request; and

(D)	the information required in Article (C) above shall be updated by such member(s) as of the record date for the meeting not later than three days after the record date for the meeting.

62.2

To be eligible to be a nominee of any member(s) for election or re-election as a director of the Company, save where such election or re-election is at the recommendation of the Board, a person must deliver (in accordance with the time periods prescribed in Article 63.1 for delivery of a request pursuant to Article 62.1) to the secretary at the Registered Office a written questionnaire with respect to the background and qualifications of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the secretary upon written request), and a written representation and agreement (in the form provided by the secretary upon written request) that such individual (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein, including without limitation any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Company, with such individual’s fiduciary and other director’s duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time and (d) irrevocably submits his or her resignation as a director effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement.

62.3

Except as otherwise provided by law or the Articles, the chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was proposed in accordance with the procedures set out in this Article 62 and in Article 63 and, if any proposed nomination or other business is not in compliance with this Article 62 and Article 63, to declare that such defective proposal or nomination shall be disregarded.

62.4

For the purposes of this Article 62, where nominations of persons for appointment to the board and/or proposals of other business to be considered by the members (as the case may be) are made by or on behalf of more than one member or Member Associated Person, references to a member or Member Associated Person m relation to notice and other information requirements shall apply to each member or Member Associated Person, respectively, as the context requires.

62.5

For the purposes of this Article 62, a “Member Associated Person” of any member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such member, (ii) any beneficial owner of shares of the Company owned of record or beneficially by such member or in which such member is interested or in respect of which such member has the ability to direct votes, and (iii) any person controlling, controlled by or under common control with a person of the kind referred to in sub-paragraphs (i) or (ii), and for these purposes “control”, when used with respect to any person, means the possession, directly or indirectly, of the power to mange or direct the management, policies or activities of such person, whether through the ownership of voting securities, by contract, or otherwise and “controlling” “controlled by” and “under common control with” shall be construed accordingly.

63.	TIME FOR RECEIVING REQUESTS

63.1

A member or Member Associated Person who makes a request to which Article 62.1 relates, must deliver any such request in writing to the secretary at the Registered Office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the first anniversary of the preceding year’s annual general meeting, provided, however, that if the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting and (ii) the fifth (5th) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company provided that in no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article.

63.2

For the purposes of the annual general meeting of the Company to be held in 2016, references in this Article 63 to the Company’s “preceding year’s annual general meeting” shall be construed as references to the 2015 annual general meeting of STERIS Corporation.

63.3

Notwithstanding anything in the foregoing provisions of this Article 63 to the contrary, if the number of directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors made by the Company at least one hundred (I 00) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a member’s notice required by this Article 63 shall also be considered as validly delivered in accordance with Article 63, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Company’s registered not later than 5.00 p.m., local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

63.4

For purposes of this Article 63, “public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the US Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

63.5

Notwithstanding the provisions of Article 62 or the foregoing provisions of this Article 63, a member shall also comply with all applicable requirements of the 2006 Act and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 62 and this Article 63. Nothing in Article 62 or this Article 63 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

VOTING

64.	VOTING AT A GENERAL MEETING

64.1

A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

65.	POLL PROCEDURE

65.1

Each poll shall be conducted in such a manner as the chairman directs. In advance of any meeting, the chairman shall appoint scrutineers or inspectors who need not be members, to act at the meeting. The chairman may appoint one or more persons as alternate scrutineers or inspectors to replace any scrutineer or inspector who fails to act. If no scrutineer or inspector or alternate scrutineer is willing or able to act at a meeting, the chairman shall appoint one or more other persons to act as scruitineers or inspectors at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

65.2

Each scrutineer or inspector appointed in accordance with this Article 65 shall, prior to acting, be required to provide an undertaking to the Company, in a form determined by the board, that he or she will execute the duties of a scrutineer or inspector with strict impartiality and according to the best of his or her ability.

65.3

Any poll conducted on the election of the chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place at the chairman decides, either at once or after an interval or adjournment.

65.4

The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

65.5	A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

66.	VOTES OF MEMBERS

66.1

Every member (other than a member who, under these Articles or any restrictions imposed on any shares, is not entitled to vote, whether in person or by proxy, at any general meeting of the Company or any meeting of a class of members of the Company) who (being an individual) is present in person or by duly appointed proxy or (being a corporation) is present by duly authorised representative or by duly appointed proxy shall have one vote for every share of which he is the holder.

66.2

In the case of joint holders, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the Register of Members in respect of the joint holding.

66.3

A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom, the United States or elsewhere) in matters concerning mental disorder or incapacity may vote by his guardian or other person duly authorised to act on his behalf, who may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be deposited at the Registered Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

67.	CHAIRMAN’S CASTING VOTE

In the case of an equality of votes, the chairman of the meeting shall be entitled to a further or casting vote in addition to any other vote he may have or be entitled to exercise.

68.	VOTING RESTRICTIONS ON AN OUTSTANDING CALL

Unless the Board decides otherwise, no member shall be entitled to be present or vote at any meeting either personally or by proxy until he has paid all calls due and payable on every share held by him whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

69.	PROXY INSTRUMENT

69.1

The appointment of a proxy shall be in any usual form or in any other form which the Board may approve and, in the case of an instrument in writing, shall be executed by or on behalf of the appointor but need not be witnessed. In the case of an instrument in writing, a corporation may execute a form of proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person. A member may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one share. The appointment of a proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it. A form of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting to which it relates.

69.2	The appointment of a proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Board shall:

(A)

in the case of an instrument in writing be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

(B)	in the case of an appointment contained in a communication by electronic means, where an address has been specified for the purpose of receiving communications by electronic means:

(1)	in the notice convening the meeting; or

(2)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(3)	in any invitation contained in an communication by electronic means to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(C)	be deemed to include the right to speak at the meeting and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and

(D)	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates;

and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid (unless the Board, in its absolute discretion in relation to any such appointment, waives any such requirement and decides to treat such appointment as valid).

69.3

When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

69.4

The Board may at the expense of the Company send forms of appointment of proxy to the members by post, by communication by electronic means or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person and worded so as to enable the proxy to vote either for or against or to withhold their vote in respect of the resolutions to be proposed at the meeting at which the proxy is to be used. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

69.5

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given. provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Registered Office, or at such other place as is referred to in Article 69.2, not less than forty eight (48) hours (excluding days which are not working days) before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

70.	CORPORATE REPRESENTATIVES

In accordance with the 2006 Act, any corporation which is a member entitled to attend a meeting of the Company or a meeting of the holders of any class of its shares may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any such meeting of the Company or at any such meeting of the holders of any class of its shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by the Secretary may (but is not bound to) require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to such person before permitting him to exercise his powers.

71.	AMENDMENT TO RESOLUTIONS

71.1

If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

71.2

In the case of a resolution duly proposed as a special resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty eight (48) hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

72.	OBJECTION TO ERROR IN VOTING

No objection shall be raised to the qualification of any voter or to the counting of. or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any such objection or error shall be referred to the chairman of the meeting, who shall not be obliged to take it into account unless he considers it to be of sufficient magnitude to affect the decision of the meeting. The chairman’s decision on such matters shall be final and binding on all concerned.

FAILURE TO DISCLOSE INTERESTS IN SHARES

73.	FAILURE TO DISCLOSE INTERESTS IN SHARES

73.1	For the purpose of this Article:

(A)	“Exempt Transfer” means, in relation to shares held by a member:

(1)	a transfer pursuant to acceptance of a takeover offer (as defined in section 974 of the 2006 Act) for the Company or in relation to any of its shares;

(2)

a transfer in consequence of a sale made through a recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000) or any investment exchange selected by the Company outside the United Kingdom on which the Company’s shares (or rights in respect of those shares) are normally traded; or

(3)

a transfer made in consequence of a sale in good faith of the whole of the beneficial interest in the shares to a bona fide unconnected third party, that is to say one who, in the reasonable opinion of the Board, is unconnected with the member or with any other person appearing to be interested in such shares prior to such transfer (being a party which itself is not the holder of any shares in the Company in respect of which a Direction Notice is then in force or a person appearing to be interested in any such shares) and/or the Board does not have reasonable grounds to believe that the transferor or any other person appearing to be interested in such first mentioned shares will following such transfer have any interest in such shares;

(B)

a person shall be treated as appearing to be “interested” in any shares if the member holding such shares has given to the Company information in response to a notice from the Company pursuant to section 793 of the 2006 Act (a “Section 793 Notice”) which names such person as being so interested or if the Company (after taking into account information provided in response to the relevant Section 793 Notice and any other notification under the 2006 Act or any relevant information otherwise available to the Company) knows or has reasonable cause to believe that the person in question is, or may be, interested in the shares, and references in this Article to persons interested in shares and to “interests in shares” shall be construed in accordance with section 820 of the 2006 Act;

(C)

a person, other than the member holding a share, shall be treated as appearing to be interested in such share if the member has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the member or, pursuant to a duly served Section 793 Notice from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(D)	reference to a person having failed to give to the Company information required by a Section 793 Notice, or being in default of supplying such information, includes references to his having:

(1)	failed or refused to give all or any part of such information; and

(2)	given information which he knows to be false in a material particular or recklessly given information which is false in a material particular; and

(E)	“transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

73.2

Where a Section 793 Notice is given by the Company to a member, or another person appearing to be interested in shares held by such member, and the member or other person has failed in relation to any shares (“Default Shares”) (which expression applies also to any shares issued after the date of the Section 793 Notice in respect of those shares and to any other shares registered in the name of such member at any time whilst the default subsists) to give the Company the information required within the time period specified in such notice, then provided that ten (10) clear days have elapsed since service of the Section 793 Notice, the Board may at any time thereafter at its absolute discretion by notice to such member (a “Direction Notice”) direct that:

(A)

the member which is the subject of a Direction Notice is not, in respect of the Default Shares, entitled to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll;

(B)	in respect of the Default Shares that represent, at the date of the Direction Notice, 0.25 per cent or more in nominal value of the issued shares of their class:

(1)

any dividend (or any part of a dividend) or any monies which would otherwise be payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(2)	the member shall not be entitled to elect, pursuant to Article 133 (scrip dividends) or otherwise, to receive shares instead of a dividend; and

(3)

the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares (subject, in the case of any uncertificated shares, to the Uncertificated Securities Regulations) unless:

(a)	the transfer is an Exempt Transfer; or

(b)

the member is not himself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer, and

(C)	the member which is the subject of a Direction Notice is in breach of these Articles.

73.3

The Company shall send a copy of the Direction Notice to each other person appearing to be interested in the relevant Default Shares the address of whom has been notified to the Company, but failure or omission by the Company to do so shall not invalidate such notice.

73.4

Where any person appearing to be interested in any shares has been served with a Section 793 Notice and such shares are held by a Depositary, the provisions of this Article shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary and references to Default Shares shall be construed accordingly.

73.5

Where a person who has an interest in Depositary Interests receives a Section 793 Notice, that person is considered for the purposes of this Article 73 to have an interest in the number of shares represented by those Depositary Interests which is specified in the Section 793 Notice and not in the remainder of the shares held by the Depositary or in which the Depositary is otherwise interested.

73.6

Where the member on whom a Section 793 Notice has been served is a Depositary, the obligations of the Depositary acting in its capacity as such shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary in accordance with the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary.

73.7	The sanctions under paragraph 73.2 of this Article shall cease to apply seven days after the earlier of:

(A)	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

(B)	receipt by the Company, in a form satisfactory to the Board, of all the information required by the Section 793 Notice.

73.8	The Board may, to enable the Company to deal with Default Shares in accordance with the provisions of this Article:

(A)

give notice in writing to any member holding Default Shares in uncertificated form or to any other person who is interested in Default Shares which are represented by Depositary Interests, requiring the member who holds such Default Shares and/or the person holding Depositary Interests:

(1)

to change his holding of such shares from uncertificated form into certificated form in the name of the member or his holding of such shares represented by Depositary Interests into certificated shares only in the name of the person who is interested in the Depositary Interests, as applicable, within a specified period; and

(2)	then to hold such Default Shares in certificated form for so long as the default subsists; and

(B)

appoint any person to take any steps, by instruction by means of the Uncertificated System or otherwise, in the name of any holder of Default Shares as may be required to change such Default Shares from uncertificated form into certificated form or where a person has an interest in Default Shares which are represented by Depositary Interests to change such Default Shares represented by Depositary Interests into certificated form only in the name of the interested person (and such steps shall be effective as if they had been taken by such holder).

73.9

None of the provisions contained in this Article shall in any way limit or restrict the rights of the Company under sections 793 and 794 of the 2006 Act or any order made by the court under section 794 or elsewhere under Part 22 of the 2006 Act nor shall any sanction imposed by the Board pursuant to this Article cease to have effect, otherwise than as provided in this Article, unless it is so ordered by the court.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

74.	NUMBER OF DIRECTORS

The number of Directors shall be as the Board may determine from time to time and at the date of adoption of these Articles shall be not more than 15 (fifteen) and not less than 7 (seven).

75.	NO SHARE QUALIFICATION

A Director need not hold any shares but shall be entitled to receive notice of, attend and speak at all general meetings of the Company and of any class of members of the Company.

76.	COMPANY’S POWER TO APPOINT DIRECTORS

76.1

Subject to these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

76.2

A resolution for the appointment of two or more persons as Directors by a single resolution at a general meeting shall be void unless an ordinary resolution that the resolution for appointment be proposed in such way has first been agreed to by the meeting without any vote being given against it.

77.	BOARD’S POWER TO APPOINT DIRECTORS

Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board or as a successor to a Director who is not re-elected at an annual general meeting and whose successor is not elected at such annual general meeting, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

78.	APPOINTMENT OF EXECUTIVE DIRECTORS

Subject to the 2006 Act, the Board may appoint one or more of its members to an executive office or other position of employment with the Company for such term (subject to the 2006 Act) and on any other conditions the Board thinks fit. The Board may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

79.	ANNUAL RE-ELECTION

79.1	Commencing with the annual general meeting of the Company in 2016, Directors shall stand for re-election at each annual general meeting of the Company.

79.2

Notwithstanding that a Director might not be re-elected at an annual general meeting, such Director shall nethertheless hold office until his successor is elected or is appointed by the Board pursuant to Article 77, or until his earlier resignation or removal in accordance with these Articles or the 2006 Act.

79.3	A Director whose term expires at an annual general meeting may, if willing to act, be re-appointed.

80.	ELIGIBILITY OF NEW DIRECTORS

No person shall be eligible for nomination for election or re-election as Director at any general meeting unless:

(A)	he is recommended by the Board for appointment or, in the case of a Director retiring, re-appointment; or

(B)	in any other case, the requirements of Article 62 and 63 in respect of nominations of Directors are satisfied.

81.	REMOVAL BY ORDINARY RESOLUTION

In addition to any power of removal under the 2006 Act and subject to the provisions of these Articles, including, without limitation, Articles 62, 63 and 80 the Company may:

(A)

by ordinary resolution, of which special notice has been given in accordance with section 312 of the 2006 Act, remove any Director before the expiration of his period of office, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company; and

(B)	by ordinary resolution appoint another person in place of a Director removed under Article 81(A); and

(C)	without prejudice to the powers of the Directors in Article 77, appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

Any person so appointed under paragraph 81(B) shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or re-appointed a Director.

82.	VACATION OF DIRECTOR’S OFFICE

82.1	Without prejudice to the provisions in these Articles for retirement, the office of a Director shall be vacated if:

(A)	he resigns by notice in writing delivered to the Secretary at the Registered Office or tendered at a Board meeting;

(B)	he only held office as a Director for a fixed term and such term expires;

(C)	he ceases to be a Director by virtue of any provision of the Statutes, is removed from office pursuant to these Articles or the Statutes or becomes prohibited by law from being a Director;

(D)

he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

(E)

an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs or he is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Board resolves that his office be vacated;

(F)	he is absent, without permission of the Board, from Board meetings for six consecutive months and the Board resolves that his office be vacated;

(G)

he is removed from office by notice in writing addressed to him at his address as shown in the Company’s register of directors and signed by not less than three-quarters of all the Directors in number (rounded down to the nearest whole number and excluding the Director in question) (without prejudice to any claim for damages which he may have for breach of contract against the Company); or

(H)	in the case of a Director who holds executive office, his appointment to such office is terminated or expires and the Board resolves that his office be vacated.

82.2	A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

BOARD POWERS

83.	BOARD POWERS

Subject to the Statutes, the Company’s memorandum of association and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of these Articles nor any such direction shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The provisions in these Articles giving specific powers to the Board shall not limit the general powers given by this Article.

84.	DIRECTORS BELOW THE MINIMUM NUMBER

If the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

85.	DELEGATION TO EXECUTIVE DIRECTORS

The Board may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Board may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the Director. The Board may at any time revoke the delegation or alter its terms and conditions.

86.	DELEGATION TO COMMITTEES

86.1

The Board may delegate any of its powers, authorities and discretions (including, without limitation, those relating to the payment of monies or other remuneration to, and the conferring of benefits on, a Director) for such time and on such terms and conditions as it shall think fit to a committee consisting of one or more Directors and (if thought fit) one or more other persons. The Board may grant to the committee the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

86.2	The Board’s power under these Articles to delegate to a committee:

(A)	includes (without limitation) the power to delegate the determination of any fee, remuneration or other benefit to be paid or provided to any Director; and

(B)	is not limited by the fact that in some Articles but not others express reference is made to particular powers being exercised by the Board or by a committee.

87.	LOCAL MANAGEMENT

The Board may establish local or divisional boards, agencies or branch offices for managing the affairs of the Company in a specified locality, either in the United States or elsewhere, and may appoint persons to be members of a local or divisional board, agency or branch office and may fix their remuneration. The Board may delegate to a local or divisional board, agency or branch office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. The Board may grant to such local or divisional board, agency or branch office the power to sub-delegate, may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board, agency or branch office and may authorise the members of a local or divisional board, agency or branch (or any of them) to fill a vacancy or to act despite a vacancy. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation. Subject to the terms and conditions imposed by the Board, the proceedings of a local or divisional board, agency or branch office with two or more members are governed by those Articles that regulate the proceedings of the Board, so far as applicable.

88.	DELEGATION TO AGENTS

The Board may, by power of attorney or otherwise, appoint a person to be the agent of the Company and may delegate to such person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. The Board may grant the power to sub-delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

89.	EXERCISE OF VOTING POWER

The Board may exercise or cause to be exercised the voting power conferred by shares in any other body corporate held or owned by the Company. or any power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

90.	PROVISION FOR EMPLOYEES

The Board may exercise any power conferred on the Company by the Statutes to make provision for the benefit of persons employed or formerly employed by any Group Member in connection with the cessation or the transfer to any person of the whole or part of the undertaking of such Group Member.

91.	OVERSEAS REGISTERS

Subject to the Statutes and the Uncertificated Securities Regulations, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register in relation to members and may make and vary such regulations as it thinks fit concerning the keeping of any such register.

92.	ASSOCIATE DIRECTORS

The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Statutes or these Articles.

93.	BORROWING POWERS

Subject to the Statutes, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to sections 549 and 551 of the 2006 Act, to create and issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of any third party.

94.	CHANGE OF COMPANY NAME

The name of the Company may be changed with the approval of the Board.

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS

95.	FEES

The Company shall pay to the Directors for their services as Directors such aggregate amount of fees as the Board decides. The aggregate fees shall be divided among the Directors in such proportions as the Board decides or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary or remuneration payable to him under a service agreement or other amount payable to him pursuant to other provisions of these Articles and accrues from day to day.

96.	EXPENSES

A Director may also be paid all travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Board or in accordance with any procedures stipulated by the Board) in taking independent professional advice in connection with the discharge of such duties.

97.	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee), and may be in addition to or instead of a fee payable to him for his services as Director pursuant to these Articles.

98.	SPECIAL REMUNERATION

A Director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairman or vice-chairman of the Board, services as a member of any Board committee and services which the Board considers to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Board (including, for the avoidance of doubt, the Board acting through a duly authorised Board committee) may decide.

99.	PENSIONS AND OTHER BENEFITS

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director, an officer or a director or an employee of a company which is or was a Group Member, a company which is or was allied to or associated with the Company or with a Group Member or a predecessor in business of the Company or of a Group Member (and for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may arrange for this to be done by the Company alone or in conjunction with another person. A Director or former Director is entitled to receive and retain for his own benefit any pension or other benefit provided in accordance with this Article and is not obliged to account for it to the Company.

DIRECTORS’ PROCEEDINGS

100.	BOARD MEETINGS

Subject to these Articles, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board.

101.	NOTICE OF BOARD MEETINGS

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to his last known address or any other address given to the Company by him for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. It shall not be necessary to give notice of a Board meeting to a Director who is absent with leave unless the Director has notified the Company in writing of an address or an address for electronic communications at which notice of such meetings is to be given to him when he is absent with leave. A Director may be treated as having waived his entitlement to notice of a meeting of the Board if he has not supplied the Company with the information necessary to ensure that he receives notice of a meeting before it takes place. A Director may waive the requirement that notice of any Board meeting be given to him, either prospectively or retrospectively.

In this Article “address”, in relation to documents in electronic form, includes any number or address used for the supply of documents in electronic form.

102.	QUORUM

No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum may be fixed by the Board and unless so fixed at any other number shall be a majority in number of the Directors. A duly convened Board meeting at which a quorum is present shall be competent to exercise any and all of the authorities, discretions and powers vested in or exercisable by the Board.

103.	BOARD CHAIRMAN

The Board may appoint any Director to be, and may remove, a chairman and a vice- or deputy chairman of the Board. The chairman or, in his absence, the vice- or deputy chairman, shall preside at all Board meetings. If there is no chairman or vice- or deputy chairman, or if at a Board meeting neither the chairman nor the vice- or deputy chairman is present within ten minutes after the time appointed for the meeting, or if neither of them is willing to act as chairman, the Directors present may choose any Director present to be chairman of the meeting.

104.	VOTING

Questions arising at a meeting shall be decided by a simple majority of votes of the Directors present at the meeting. For the avoidance of doubt, in the case of an equality of votes, the chairman shall have a second or casting vote.

105.	TELEPHONE PARTICIPATION

A Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, video conferencing or any other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Subject to the Statutes, all business transacted in this way by the Board or a committee of the Board shall be deemed for the purposes of the Articles to be validly and effectively transacted at a meeting of the Board or a committee of the Board even if one Director only is physically present at any one place. The meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

106.	WRITTEN RESOLUTIONS

106.1

A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting and unanimously in number, or by all the members of a committee of the Board for the time being entitled to receive notice of the meetings of such committee and unanimously in number, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

106.2	Such a resolution:

(A)	may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by facsimile transmission; and

(B)	to be effective, need not be signed by a Director who is prohibited by these Articles from voting on it.

107.	COMMITTEE PROCEEDINGS

Proceedings of committees of the Board shall be conducted in accordance with regulations prescribed by the Board (if any). Subject to those regulations, such proceedings shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the Board. Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and such resolution states that the committee shall consist of any one or more unnamed Directors, it shall not be necessary to give notice of a meeting of such committee to any Directors other than the Director or Directors who form the committee.

108.	MINUTES

108.1	The Board shall cause minutes to be made of:

(A)	all appointments of officers and committees made by the Board and of any such officer’s remuneration; and

(B)

the names of Directors present at every meeting of the Board, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

108.2

Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

109.	VALIDITY OF PROCEEDINGS

All acts done in good faith by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director or a committee member shall, notwithstanding that it may be discovered afterwards that there was a defect in the appointment of any person so acting or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or committee member and entitled to vote.

INTERESTS OF DIRECTORS

110.	CONTRACTING WITH THE COMPANY

Subject to the provisions of the Statutes, no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any transaction or arrangement entered into on behalf of the Company in which any Director is in any way directly or indirectly interested be liable to be avoided, nor shall any Director so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office, or of the fiduciary relationship thereby established, provided that the nature of this interest has been declared by him in accordance with Article 111.

111.	DECLARATION OF INTERESTS

111.1

A Director who is in any way (directly or indirectly) interested in an existing or proposed transaction or arrangement with the Company shall declare the nature and extent of his interest to the other Directors: (i) at a meeting of the Directors; or (ii) by a notice in writing in accordance with section 184 of the 2006 Act; or (iii) by a general notice in accordance with section 185 of the 2006 Act, in the case of an existing transaction as soon as is reasonably practicable after the Director becomes so interested and in the case of a proposed transaction, prior to such transaction or arrangement being entered into by the Company. If a declaration of interest under this Article proves to be, or becomes, inaccurate or incomplete, a further declaration must be made. This Article does not require a declaration of an interest of which the Director is not aware or where the Director is not aware of the transaction or arrangement in question. For this purpose a Director shall be deemed to be aware of matters of which he ought reasonably to be aware. A Director need not declare an interest in the circumstances set out in section 177(6) or 182(6) (as applicable) of the 2006 Act.

111.2	Provided that a Director has declared the nature and extent of his interest to the other Directors, a Director notwithstanding his office:

(A)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and

(B)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested,

and (i) he shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; (ii) he shall not infringe his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company as a result of any such office or employment or any such transaction or arrangement or any interest in such body corporate; (iii) he shall not be required to disclose to the Company, or use in performing his duties as a Director of the Company, any confidential information relating to such office or employment if to make such disclosure or use would result in a breach of a duty or obligation of confidence owed by the Director in relation to or in connection with such office or employment; (iv) he may absent himself from discussions, whether in meetings of the Directors or otherwise, and exclude himself from information which will or may relate to such office, employment, transaction, arrangement or interest; and (v) no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

112.	AUTHORISATION OF BOARD OF CONFLICTS OF INTERESTS

112.1

The Directors are empowered to authorise a Director in relation to any matter proposed to the Board which, if not so authorised, would infringe the duty to avoid conflicts of interest as set out in section 175 of the 2006 Act. The Directors may give any such authorisation upon such terms as they think fit. The Directors may vary or terminate any such authorisation at any time.

112.2

If a matter, or office, employment or position has been authorised by the Directors in accordance with this Article 112 then (subject to such terms and conditions, if any, as the Directors may think fit to impose from time to time, and always subject to their right to vary or terminate such authorisations or the permissions set out below):

(A)

the Director shall not be required to disclose any confidential information relating to such matter, or office, employment or position to the Company if to make such a disclosure would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter, or that office, employment or position;

(B)	the Director may absent himself from meetings of the Directors at which anything relating to that matter will or may be discussed; and

(C)	the Director may make such arrangements as such Director thinks fit for relevant papers to be received and read by a professional adviser on behalf of that Director.

112.3

A Director shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any matter which has been approved by the Directors pursuant to this Article 112 (subject in any such case to any limits or conditions to which such approval was subject).

113.	PROHIBITION ON VOTING BY INTERESTED DIRECTORS

Except as otherwise provided in these Articles, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company or any resolution of the Directors granting him authorisation under Article 112. A Director shall not be counted in the quorum of a meeting in relation to any resolution on which he is debarred from voting.

114.	ABILITY OF INTERESTED DIRECTORS TO VOTE

A Director shall (in the absence of a material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(A)	the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(B)

the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(C)

any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub underwriting thereof;

(D)

any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or member or otherwise howsoever, provided that he is not interested (as that term is used in section 820 of the 2006 Act) in one per cent or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all the circumstances);

(E)

any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes;

(F)

any proposal relating to any arrangement for the benefit of employees under which he benefits or may benefit in a similar manner as the employees and which does not accord to him as a Director any privilege or advantage not generally accorded to the employees to whom the arrangement relates; or

(G)	subject to the Statutes, any proposal concerning the purchase and/or maintenance of any insurance policy under which a Director may benefit.

115.	DIVISION OF PROPOSALS

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under the proviso to paragraph 114(0) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

116.	RULINGS ON QUESTIONS OF ENTITLEMENT TO VOTE

If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall (unless the Director in question is the chairman in which case he shall withdraw from the meeting and the Board shall elect a deputy chairman to consider the question in place of the chairman) be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive, except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed.

117.	INTERESTS OF CONNECTED PERSONS

For the purposes of these Articles, an interest of any person who is for any purpose of the 2006 Act (excluding any statutory modification thereof not in force when these Articles became binding on the Company) connected with a Director shall be taken to be the interest of that Director.

118.	REMUNERATION FOR PROFESSIONAL SERVICES

Any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to a remuneration for professional services as if he were not a Director provided that nothing herein contained shall authorise a Director or his firm to act as the Auditors.

119.	DIRECTORSHIPS OF OTHER COMPANIES

Any Director may continue to be or become a director of, or hold any other office or place of profit under, any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration, salary, commission, participation in profits, pension, superannuation or other benefits received by him as a director of, or holder of any other office or place of profit under, or member of, any such other company. The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it may think fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

SECRETARY

120.	SECRETARY

120.1

Subject to the Statutes, the Board shall appoint a Secretary and may appoint one or more persons to be a joint, deputy or assistant Secretary on such terms and conditions as it thinks fit. The Board may remove a person appointed pursuant to this Article from office and appoint another or others in his place.

120.2

Any provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

SEALS AND DOCUMENT AUTHENTICATION

121.	APPLICATION OF SEAL

121.1

Any Seal may be used only by the authority of the Board or of a committee of the Board. The Board may decide who is to sign an instrument to which the Seal is to be affixed either generally or in relation to a particular instrument or type of instrument. The Board may decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the Board:

(A)

share certificates and certificates issued in respect of debentures or other securities to which the Seal is affixed (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

(B)	every other instrument to which the Seal is affixed shall be signed by one Director and by the Secretary or a second Director.

121.2

Every share certificate or share warrant shall be issued either under the Seal (which may be affixed to it or printed on by mechanical or other means) or in such other manner as the Board, having regard to the terms of issue, the Statutes and (to the extent applicable) the rules of any investment exchange to which the shares are admitted to trading, may authorise. All references in these Articles to the Seal shall be construed in relation to share certificates and share warrants accordingly.

122.	OFFICIAL SEAL FOR USE ABROAD

The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad, and those powers shall be vested in the Board.

123.	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY

123.1

A Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company (including the memorandum of association and these Articles) and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company, and may certify copies of or extracts from any such items as true copies or extracts.

123.2

A document purporting to be a copy of a resolution of the Board or an extract from the minutes of a meeting of the Board or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of the proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

124.	DECLARATION

Subject to the Statutes and these Articles, the Company may by ordinary resolution declare a dividend to be paid to members according to their respective rights and interests in the profits of the Company. No such dividend shall exceed the amount recommended by the Board.

125.	INTERIM DIVIDENDS

Subject to the Statutes, the Board may pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If at any time the share capital is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrears. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares ranking after those with preferential rights.

126.	ENTITLEMENT TO DIVIDENDS

126.1	Except as otherwise provided by these Articles or the rights attached to shares:

(A)	a dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the shares on which the dividend is paid; and

(B)

dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

126.2	Except as otherwise provided by these Articles or the rights attached to shares:

(A)	a dividend may be paid in any currency or currencies decided by the Board;

(B)	the Company may agree with a member that any dividend declared or which may become due in one currency will be paid to the member in another currency; and

(C)

the Directors can decide that a Depositary should receive dividends in a currency other than the currency in which they were declared and can make arrangements accordingly. In particular, if a Depositary has chosen or agreed to receive dividends in another currency, the Directors can make arrangements with the Depositary for payment to be made to the Depositary for value on the date on which the relevant dividend is paid, or a later date decided by the Directors, for which purpose the Board may use any relevant exchange rate current at any time as the Board may select for the purpose of calculating the amount of any member’s entitlement to the dividend.

127.	PAYMENT METHODS

127.1

The Company may pay a dividend, interest or other amount payable in respect of a share in cash or by cheque, warrant or money order or by a bank or other funds transfer system or (in respect of any uncertificated share) through the Uncertificated System in accordance with any authority given to the Company to do so (whether in writing, through the Uncertificated System or otherwise) by or on behalf of the member in a form or in a manner satisfactory to the Board. Any joint holder or other person jointly entitled to a share may give an effective receipt for a dividend, interest or other amount paid in respect of such share.

127.2	The Company may send a cheque, warrant or money order by post:

(A)	in the case of a sole holder, to his registered address;

(B)	in the case of joint holders, to the registered address of the person whose name stands first in the Register of Members;

(C)	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 49 (notice to persons entitled by transmission);

(D)	in the case of a Depositary, and subject to the approval of the Directors, to such persons and postal addresses as the Depositary may direct; or

(E)	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

127.3

Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct. The payment of the cheque, warrant or money order shall be a good discharge to the Company. If payment is made by a bank or other funds transfer or through the Uncertificated System, the Company shall not be responsible for amounts lost or delayed in the course of transfer. If payment is made by or on behalf of the Company through the Uncertificated System:

(A)

the Company shall not be responsible for any default in accounting for such payment to the member or other person entitled to such payment by a bank or other financial intermediary of which the member or other person is a customer for settlement purposes in connection with the Uncertificated System; and

(B)	the making of such payment in accordance with any relevant authority referred to in paragraph 127.1 above shall be a good discharge to the Company.

127.4	The Board may:

(A)	lay down procedures for making any payments in respect of uncertificated shares through the Uncertificated System;

(B)	allow any holder of uncertificated shares to elect to receive or not to receive any such payment through the Uncertificated System; and

(C)	lay down procedures to enable any such holder to make, vary or revoke any such election.

127.5	The Board may lay down procedures for making any payments in respect of shares represented by Depositary Interests.

127.6

The Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his entitlement that the Board may reasonably require.

128.	DEDUCTIONS

The Board may deduct from any dividend or other amounts payable to any person in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to that share.

129.	INTEREST

No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

130.	UNCLAIMED DIVIDENDS

All unclaimed dividends or other monies payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of twelve (12) years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

131.	UNCASHED DIVIDENDS

If, in respect of a dividend or other amount payable in respect of a share:

(A)	a cheque, warrant or money order is returned undelivered or left uncashed; or

(B)

a transfer made by or through a bank transfer system and/or other funds transfer system(s) (including, without limitation, the Uncertificated System in relation to any uncertificated shares) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such share to such person until he notifies the Company of an address or account to be used for such purpose.

132.	DIVIDENDS IN KIND

A general meeting declaring a dividend may, upon the recommendation of the Board, direct that it shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up shares or securities of any other body corporate). Where any difficulty arises concerning such distribution, the Board may settle it as it thinks fit. In particular (without limitation), the Board may:

(A)	issue fractional certificates or ignore fractions;

(B)	fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the footing of the value so fixed in order to adjust the rights of members; and

(C)	vest any assets in trustees on trust for the persons entitled to the dividend.

133.	SCRIP DIVIDENDS

133.1

The Board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the Board may determine, offer any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution, subject to the Statutes and to the provisions of this Article.

133.2

An ordinary resolution under paragraph 133.1 of this Article may specify a particular dividend (whether or not declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the fifth annual general meeting next following the date of the meeting at which the ordinary resolution is passed.

133.3

The entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be the cash amount, disregarding any tax credit, (or as near to such cash amount as the Board considers appropriate) that such holder would have received by way of dividend. For this purpose, “relevant value” shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares for the day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A written confirmation or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

133.4

The Board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article (whether before or after the passing or the ordinary resolution referred to in paragraph 133.1 of this Article), including (without limitation):

(A)	the giving of notice to holders of the right of election offered to them;

(B)	the provision of forms of election and/or a facility and a procedure for making elections through the Uncertificated System (whether in respect of a particular dividend or dividends generally);

(C)	determination of the procedure for making and revoking elections;

(D)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

(E)

the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned);

(F)

the exclusion from any offer of any holders of Ordinary Shares where the Board considers that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them; and

(G)	the exclusion from any offer of, or the making of any special formalities in connection with any offer to, any holders of Ordinary Shares represented by Depositary Interests.

133.5

The Directors can exclude or restrict the right to elect to receive new Ordinary Shares under this Article 133 in the case of any member or other person who is a Depositary if the election by the people on whose behalf the Depositary holds the beneficial interest in the shares would involve the contravention of the laws of any territory or if for any other reason the Board determines that the offer should not be made to such persons.

133.6

The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which a valid election has been made (“the elected Ordinary Shares”). Instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined under this Article. For such purpose, the Board may capitalise out of any amount for the time being standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis.

133.7

The additional Ordinary Shares when allotted shall rank pari passu in all respects with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other entitlement which has been declared, paid or made by reference to such record date.

133.8	The Board may:

(A)

do all acts and things which it considers necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned;

(B)

establish and vary a procedure for election mandates in respect of future rights of election and determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder of such shares; and

(C)

terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time and generally implement any scheme in relation to any such offer on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such scheme.

134.	RESERVES

The Board may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit. Such sums standing to reserve may be applied, at the Board’s discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Board may also carry forward any profits without placing them to reserve.

135.	CAPITALISATION OF PROFITS AND RESERVES

135.1	The Board may, with the authority of an ordinary resolution:

(A)

subject to this Article, resolve to capitalise any undistributed profits of the Company (whether or not available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(B)

appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as the Board may direct, in those proportions, or partly in one way and partly in the other, but so that the share premium account, the capital redemption reserve and any profits or reserves which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(C)

resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that such partly paid shares rank for dividend;

(D)

make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of fractions to the Company rather than to the members concerned) or by payment in cash or otherwise as the Board may determine in the case of shares or debentures becoming distributable in fractions;

(E)	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(1)	the allotment to them respectively, credited as fully paid, of any further shares or debentures to which they are entitled upon such capitalisation; or

(2)

the payment up by the Company on behalf of such members by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and so that any such agreement shall be binding on all such members; and

(F)	generally do all acts and things required to give effect to such resolution.

135.2	This Article (which is without prejudice to the generality of the provisions of Article 135) applies where:

(A)	the Board has established a Rights Plan and has granted Rights in accordance therewith as provided in Articles 14.1 and 14.2 above; and

(B)

the Board has exercised any discretion which may be conferred upon it by any Rights Plan so established to exchange or cause to be exchanged all or part of the Rights (other than Rights held by or on behalf of an Acquiring Person, which would have become void) for Ordinary Shares (and/or Depositary Interests) and/or shares of another class or series.

135.3	For the purposes of giving effect to any such exchange as is referred to in Article 135.2(B), the Board may:

(A)

resolve to capitalise an amount standing to the credit of reserves (including without limitation a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, being an amount equal to the nominal amount of the Ordinary Shares (including Ordinary Shares to be represented by Depositary Interests) and/or the other shares which are to be exchanged for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person); and

(B)

apply that sum in paying up in full shares and allot such shares, credited as fully paid, to the holders of Rights (other than an Acquiring Person) and/or to a Depositary (including, for the avoidance of doubt, to a nominee of a Depositary) to enable a Depositary to issue Depositary Interests representing such shares to the holders of Rights (other than an Acquiring Person or a person holding shares or interests in shares on behalf of or for the benefit of an Acquiring Person) in exchange for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person).

135.4

The provisions of sub-paragraphs 135.1(D), 135.1(E), 135.1(F) shall apply (mutatis mutandis) to any resolution of the Board pursuant to Article 135.3 as they apply to any resolution of the Board pursuant to Article 135.1.

135.5	For the purposes of this Article 135:

(A)	“Rights Plan” and “Rights” shall have the respective meanings ascribed to them in Articles 14.1 and 14.2 (respectively); and

(B)	“Acquiring Person” shall have the meaning ascribed to it in Article 14.5.

RECORD DATES

136.	BOARD TO FIX DATE

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject to the Statutes the Company or the Board may:

136.1

fix any date (“the record date”) as the date at the close of business (or such other time as the Board may decide) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular; a record date may be on or at any time before any date on which such item is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) after any date on which such item is recommended, resolved, declared or announced; and

136.2

for the purposes of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to the register after the time specified by virtue of this Article 136.2 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

ACCOUNTS

137.	ACCESS TO ACCOUNTING RECORDS

No member (other than an officer of the Company) shall have any right of inspecting any accounting record or other document of the Company unless he is authorised to do so by statute. by order of the court, by the Board or by an ordinary resolution.

138.	DISTRIBUTION OF ANNUAL ACCOUNTS

138.1

In respect of each financial year, a copy of the Company’s annual accounts, Directors’ report and Auditors’ report on those accounts shall be sent by post or delivered or given, in electronic form to an address for the time being notified to the Company by the member (or, where the member is a company, deemed to have been so notified to the Company by a provision of the 2006 Act), to every member, every holder of debentures, and every other person who is entitled to receive notices of general meetings, in each case not less than twenty one (21) clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Statutes. This Article does not require copies of such documents to be sent or delivered or given to a person who is not entitled to receive notices of general meetings and of whose address the Company is unaware or to more than one of the joint holders of shares or debentures.

138.2

Where permitted in accordance with the Statutes, the Company may send a summary financial statement to any member instead of or in addition to the documents referred to in paragraph 138.1 of this Article.

138.3

References in this Article to sending to any persons printed copies include references to using electronic communications for sending those copies to such address as may for the time being be notified to the Company by that person for that purpose. For the purposes of this Article, copies of those documents are also to be treated as sent to a person where:

(A)	the Company and that person have agreed to that person having access to the documents on a website (instead of their being sent to such person);

(B)	the documents are documents to which that agreement applies; and

(C)	that person is notified, in a manner for the time being agreed for the purpose between such person and the Company, of:

(1)	the publication of the documents on a website;

(2)	the address of that website; and

(3)	the place on that website where the documents may be accessed, and how they may be accessed.

In this Article, “address” includes any number or address used for the purpose of electronic communications.

(D)

For the purposes of this Article, documents treated in accordance with Article 138.3 as sent to any person are to be treated as sent to such person not less than twenty one (21) days before the date of a meeting if, and only if:

(1)	the documents are published on the website throughout a period beginning at least twenty one (21) days before the date of the meeting and ending with the conclusion of the meeting; and

(2)	the notification given for the purposes of Article 138.1(C) is given not less than twenty one (21) days before the date of the meeting.

138.4	Nothing in Article 138.3 shall invalidate the proceedings of a meeting where:

(A)	any documents that are required to be published as mentioned in Article 138.3(C)(1) are published for a part, but not all, of the period mentioned in that paragraph; and

(B)	the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

138.5

This Article shall not require a copy of the documents referred to in paragraphs 138.1 or 138.2 of this Article to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

COMMUNICATIONS

139.	COMMUNICATIONS

Any documents or information to be sent or supplied by or to the Company may be sent or supplied in hard copy form, in electronic form or by means of a website to the extent permitted by the statutes and these Articles.

140.	COMMUNICATIONS TO THE COMPANY

140.1	A document or information is validly sent or supplied by a member to the Company in hard copy form if it is sent or supplied by hand or by post (in a prepaid envelope) to:

(A)	an address specified by the Company for the purpose;

(B)	the Registered Office; or

(C)	an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

140.2

A document or information may only be sent or supplied by a member to the Company in electronic form if the Company has agreed by notice to the members that the document or information may be sent or supplied in that form (and not revoked that agreement) or the Company is deemed to have so agreed by a provision of the Statutes.

140.3	Subject to paragraph 140.2 above, where a document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

(A)	specified for the purpose by the Company (generally or specifically); or

(B)	deemed by a provision of the Statutes to have been so specified.

141.	COMMUNICATIONS BY THE COMPANY OR THE BOARD IN HARD COPY FORM

141.1	A document or information sent or supplied by the Company or the Board in hard copy form must be:

(A)	handed to the intended recipient; or

(B)	sent or supplied by hand or by post (in a pre-paid envelope):

(1)	to an address specified for the purpose by the intended recipient;

(2)	to a company at its registered office;

(3)	to a person in his capacity as a member, at his address as shown in the register;

(4)	to a person in his capacity as a Director, at his address as shown in the register of directors; or

(5)	to an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

141.2

Where the Company is unable to obtain any address falling within paragraph 141.1 above, the document or information may be sent or supplied to the intended recipient’s last address known to the company.

142.	COMMUNICATIONS BY THE COMPANY IN ELECTRONIC FORM

142.1	A document or information may only be sent or supplied by the Company or the Board in electronic form:

(A)	to a person who has agreed (generally or specifically) that the document or information may be sent or supplied in that form (and not revoked that agreement); or

(B)	to a company that is deemed to have so agreed by a provision in the Statutes.

142.2	Where the document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

(A)	specified for the purpose by the intended recipient (generally or specifically); or

(B)	where the intended recipient is a company, deemed by a provision of the Statutes to have been so specified.

143.	COMMUNICATIONS BY THE COMPANY BY MEANS OF A WEBSITE

143.1	A document or information may only be sent or supplied by the Company to a person by being made available on a website if the person:

(A)	has agreed (generally or specifically) that the document or information may be sent or supplied to him or her in that manner; or

(B)	is taken to have so agreed in accordance with the Statutes, and has not revoked that agreement.

143.2

A document or information authorised or required to be sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient to read it (and see any images contained in it) with the naked eye and to retain a copy of it.

143.3	The Company must notify the intended recipient of:

(A)	the presence of the document or information on the website;

(B)	the address of the website;

(C)	the place on the website where it may be accessed; and

(D)	how to access the document or information.

143.4	The document or information is taken to be sent:

(A)	on the date on which the notification required by paragraph 143.3 above is sent; or

(B)	if later, the date on which the document or information first appears on the website after that notification is sent.

143.5	The Company must make the document or information available on the website throughout:

(A)	the period specified by any applicable provision of the Statutes; or

(B)	if no such period is specified, the period of twenty eight (28) days beginning with the date on which the notification required by paragraph 143.3 is sent to the person in question.

A failure to make a document or information available on a website throughout the period mentioned in this paragraph 143.5 shall be disregarded if (1) it is made available on the website for part of that period and (2) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.

143.6	A notice of a general meeting of the Company given by means of a website must:

(A)	state that it concerns a notice of a meeting of the Company;

(B)	specify the place, date and time of the meeting; and

(C)	state whether the meeting is to be an annual general meeting.

144.	COMMUNICATIONS BY OTHER MEANS

144.1

A document or information that is sent or supplied to the Company otherwise than in hard copy form, electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the Company.

144.2

A document or information that is sent or supplied by the Company or the Board otherwise than in hard copy form, electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

145.	FAILURE TO DELIVER BY ELECTRONIC MEANS

If any document or information has been sent or supplied by electronic means in accordance with Article 142 to any member at his or her address specified for the purpose or deemed to be so specified and the Company becomes aware of a failure in delivery (and subsequent attempts to send or supply such document or information by electronic means also result in a failure in delivery), the Company shall either:

(A)	send or supply a hard copy of such document or information to such member; or

(B)	notify such member of the information set out in Article 143.3, in each case in the manner described in Article 141.1.

146.	WHEN SERVICE IS EFFECTED ON A MEMBER

146.1	Where a document or information is, under Article 141.1, sent or supplied by post, service or delivery to a member it shall be deemed to be effected:

(A)

if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or from an address in the United States to another address in the United States, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, at the expiration of twenty four (24) hours after the time when the cover containing the same is posted; or

(B)	in any other case, on the third day following that on which the document or information was posted,

and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed and posted.

146.2

Where a document or information is, under Article 142, sent or supplied by electronic means to an address specified for the purpose by the intended recipient, service or delivery shall be deemed to be effected on the same day on which it is sent or supplied and in proving such service it will be sufficient to prove that it was properly addressed.

146.3

Where a document or information is, under Article 143, sent or supplied by means of a website, service or delivery shall be deemed to be effected when (a) the material is first made available on the website or (b) if later, when the recipient received (or, in accordance with this Article 146, is deemed to have received) notification of the fact that the material was available on the website.

147.	NOTICE BY ADVERTISEMENT

147.1

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or the United States the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by notice advertised on the same date in at least one national newspaper in the United Kingdom and/or the United States (as applicable) and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least six clear days prior to the meeting the posting of notices to addresses throughout the United Kingdom or the United States (as applicable) again becomes practicable.

147.2

Notwithstanding anything in the Statutes or these Articles, if by reason of suspension or curtailment of postal services within the United Kingdom or the United States the Company is unable in the opinion of the Board to deliver the documents referred to in paragraphs 138.1 or

147.3

of Article 138 (as the case may be) to persons entitled thereto by the time therein prescribed, the Company may nevertheless proceed validly to convene and hold the general meeting before which such documents are to be laid by giving notice of such meeting in accordance with paragraph 147.1 of this Article, but so that the reference in the final sentence of that paragraph to “confirmatory copies of the notice” shall be read to include the relevant documents referred to in Article 138 and the reference therein to “six clear days” shall be read as “three clear days” and provided always that such documents shall be made available for inspection during normal business hours at the Registered Office throughout the period from the date of publication of the notice convening such meeting until the date of the meeting and also at the meeting itself.

148.	DOCUMENTS AND INFORMATION TO JOINT HOLDERS

All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the register, and notice so given shall be sufficient notice to all the holders of such share.

149.	SERVICE OF DOCUMENTS AND INFORMATION ON PERSONS ENTITLED TO SHARES BY TRANSMISSION

A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share, and upon supplying also an address in the United Kingdom or the United States or such other jurisdiction as the Board may consider appropriate for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would be entitled, and such service or delivery shall for all purposes be deemed to be sufficient service for delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt, and whether or not the Company shall have notice of his death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first named joint holder.

150.	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION

A member who has not supplied to the Company an address for the service of notices shall not be entitled to receive notices from the Company.

151.	DOCUMENT DESTRUCTION

151.1	The Company may destroy:

(A)	any share certificate or other evidence of title to shares which has been cancelled at any time after one year from the date of such cancellation;

(B)

any mandate for the payment of dividends or other amounts or any variation or cancellation of such mandate or any other instruction concerning the payment of monies or any notification of change of name or address at any time after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

(C)	any instrument or other evidence of transfer of shares or renunciation of an allotment of shares which has been registered at any time after six years from the date of registration; and

(D)	any other document on the basis of which an entry in the Register is made at any time after six years from the date an entry in the Register was first made in respect of it,

and the Company may destroy any such document earlier than the relevant date, provided that a permanent record of the document is made (on microfilm, computer disc or otherwise) which is not destroyed before that date.

151.2

It shall be conclusively presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of a document destroyed in accordance with this Article was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was valid and was duly cancelled and that every other document so destroyed was valid and effective in accordance with the recorded particulars in the records of the Company, provided that:

(A)	this Article shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant;

(B)

nothing in this Article imposes on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article which would not attach to the Company in the absence of this Article; and

(C)	references in this Article to the destruction of any document include references to the disposal of it in any manner.

MISCELLANEOUS

152.	INDEMNITY AND INSURANCE

Subject to and to the fullest extent permitted by the Statutes, but without prejudice to any indemnity to which he may be otherwise entitled:

152.1

every Director (and every director of any associated company of the Company) shall be entitled to be indemnified out of the assets of the Company against all costs and liabilities incurred by him in relation to any proceedings (whether civil or criminal) or any regulatory investigation or action which relate to anything done or omitted or alleged to have been done or omitted by him in his capacity as such save that no such person shall be entitled to be indemnified (whether directly or indirectly):

(A)	for any liability incurred by him in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or any associated company of the Company;

(B)	for any fine imposed in criminal proceedings which have become final;

(C)	for any sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature howsoever arising;

(D)	for any liability incurred by him in defending any criminal proceedings in which he is convicted and such conviction has become final;

(E)	for any liability incurred by him in defending any civil proceedings bought by the Company or an associated company of the Company in which a final judgment has been given against him; and

(F)	for any liability incurred by him in connection with any application under sections 660, 661 or 1157 of the 2006 Act in which the court refuses to grant him relief and such refusal has become final;

152.2

every Director (and every director of any associated company of the Company) shall be entitled (i) to have funds provided to him by the Company to meet expenditure incurred or to be incurred by him in defending himself in any proceedings (whether civil or criminal) or in connection with an application for relief (as defined in section 205(5) of the 2006 Act) or in an investigation, or against action proposed to be taken. by a regulatory authority or (ii) to receive assistance from the Company as will enable any such person to avoid incurring such expenditure, where such proceedings, application, investigation or action are in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company of the Company, provided that he will be obliged to repay any funds provided to him no later than:

(A)	if he is convicted in such proceedings, the date when the conviction becomes final; or

(B)	in the event of judgment being given against him in such proceedings, the date when the judgment becomes final; or

(C)	if the court refuses to grant him such relief, the date when the refusal becomes final; or

(D)

if he becomes liable for any sum payable to a regulatory authority by way of penalty in respect of non-compliance with any requirement of a regulatory nature howsoever arising, the date on which any appeal relating to such sum becomes final (within the meaning of section 205(3) of the 2006 Act); and

152.3

every Director shall be entitled to be indemnified out of the assets of the Company against all costs and liabilities incurred by him in relation to any of the Company’s activities as trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act) save that no Director shall be entitled to be indemnified:

(A)	for any fine imposed in criminal proceedings which have become final;

(B)	for any sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature howsoever arising; and

(C)	for any costs for which he has become liable in defending any criminal proceedings in which he is convicted and such conviction has become final.

153.	PURCHASE OF INSURANCE

Subject to the Statutes, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a director or other officer or employee of the Company or any associated company of the Company or in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of any such body corporate is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a director, officer, employee or trustee.

154.	BUSINESS COMBINATIONS

154.1

The adoption or authorisation of any Business Combination must be pre-approved with the sanction of an ordinary resolution of the Company. The foregoing vote shall be in addition to any class vote or other vote otherwise required by law, these Articles, or any agreement to which the Company is a party.

154.2

For the purposes of this Article 154, the term “Business Combination” shall mean the sale or lease or exchange of all or substantially all of the property and of the assets of the Company to any person.

155.	MANDATORY OFFER PROVISIONS

155.1	A person must not:

(A)	effect or purport to effect a Prohibited Acquisition (as defined in Article 155.10); or

(B)	except as a result of a Permitted Acquisition (as defined in Article 155.8):

(1)

whether by a series of transactions over a period of time or not, acquire an interest in shares which (on their own or taken together with shares in which persons determined by the Board to be acting in concert with him or her are interested) carry 30 per cent or more of the voting rights of the Company; or

(2)

whilst he or she (alone or together with persons determined by the Board to be acting in concert with him or her) is interested in shares that in aggregate carry not less than 30 per cent but not more than 50 per cent of the voting rights of the Company, acquire, whether by himself or herself or with persons determined by the Board to be acting in concert with him or her, an interest in any other shares that (on their own or taken together with any interests in shares held by persons determined by the Board to be acting in concert with him or her) increases the percentage of shares carrying voting rights in which he or she is interested,

(each of (l) and (2) a “Limit”).

155.2

Where any person breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any shares as a result of a Prohibited Acquisition, that person is in breach of these Articles.

155.3

Where the Board has reason to believe that any Limit is or may be breached or any Prohibited Acquisition has been or may be effected it may require any member or any other person (other than, in each case, a Depositary in its capacity as Depositary) to provide details of (i) any persons acting in concert with such member or other person, (ii) any interests in shares of such member (or other person or any persons acting in concert with them), and (iii) any other information, as in each case the Board considers appropriate to determine any of the matters under this Article 155.

155.4

Where the Board determines (at any time and without any requirement to have first exercised any of its rights under Article 155.3) that any Limit is breached (and, in the case of a breach of a Limit which is capable of becoming a Permitted Acquisition in accordance with the provisions of Article 155.8(C) at any time when such acquisition has not become a Permitted Acquisition) or any Prohibited Acquisition has been effected (or is purported) by any person or persons (such person, together with any persons determined by the Board to be acting in concert with him or her, being “Breaching Persons”), the Board may do all or any of the following:

(A)

determine that members shall not be entitled in respect of any shares held by or on behalf of the Breaching Persons, or in respect of which the Breaching Persons are interested, in breach of this Article 155 (together, “Relevant Shares”) to be present or to vote or procure or instruct another person to vote (in any such case either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares and, without prejudice to the foregoing, determine that any votes purported to be cast by or on behalf of the Breaching Persons in respect of Relevant Shares at a general meeting or at a separate meeting of the holders of a class of shares shall be disregarded;

(B)

determine that any dividend or other distribution (or any part of a dividend or other distribution) or other amount payable in respect of the Relevant Shares shall be withheld by the Company, which shall have no obligation to pay interest on it, and that the relevant member shall not be entitled to elect, pursuant to Article 133, to receive shares instead of a dividend; and

(C)	determine that no transfer of any certificated Relevant Shares (other than any Relevant Shares held by a Depositary in its capacity as Depositary) to or from a Breaching Person shall be registered.

155.5

For the purpose of enforcing the sanctions in Article 155.4 the Board may give notice to the relevant member and/or Breaching Person requiring the member and/or Breaching Person to change the Relevant Shares held in uncertificated form into certificated form or the Relevant Shares which are represented by Depositary Interests into certificated shares, in the name and on behalf of the holder of the Relevant Shares or Depositary Interests in question, as applicable, by the time stated in the notice. The notice may also state that the member and/or Breaching Person may not change any Relevant Shares held in certificated form into uncertificated form or to be represented by Depositary Interests. If the member and/or Breaching Person does not comply with the notice, the Board may require the Operator to convert Relevant Shares held in uncertificated form into certificated form in the name and on behalf of the relevant member and/or Breaching Person in accordance with the Uncertificated Securities Regulations or a Depositary to convert such number of Relevant Shares as are represented by Depositary Interests into certificated form in the name and on behalf of the holder of the Depositary Interests in question.

155.6

Where any Relevant Shares are held by any Depositary in its capacity as a Depositary, the provisions of this Article 155 shall be treated as applying only to such Relevant Shares held by any such Depositary and not to any other shares held by the relevant Depositary.

155.7

No Depositary shall be in breach of Article 155.1 or Article 155.2 or be a Breaching Person solely as a result of holding any shares (or interests in shares) in its capacity as a Depositary, provided that any shares held by any such Depositary (or in which such Depositary is interested) may still be Relevant Shares. Notwithstanding the preceding sentence, all interests in shares held by or on behalf of persons other than a Depositary in respect of shares (or interests in shares) held by such Depositary shall be taken into account for all purposes of this Article.

155.8

An acquisition is a “Permitted Acquisition” (or, in the case of Article 155.8(C) an acquisition will become a Permitted Acquisition upon completion of the making and implementation of a Mandatory Offer in accordance with, and compliance with the other provisions of, Article 155.8(C)) if:

(A)	the Board consents to the acquisition or the acquisition is pursuant to an offer made by or on behalf of the acquirer that is recommended by the Board; or

(B)	the acquisition is made as a result of a voluntary offer made and implemented, save to the extent that the Board determines otherwise:

(1)	for all of the issued and outstanding shares of the Company (except not necessarily for those already held by the acquirer);

(2)	in cash (or accompanied by a full cash alternative); and

(3)	otherwise in accordance with the provisions of the Takeover Code (as if the Takeover Code applied to the Company); or

(C)	the acquisition is from a single shareholder and is made pursuant to a single transaction which causes a breach of a Limit (otherwise than as a result of an offer) and provided that:

(1)

no further acquisitions are made by the acquirer (or any persons determined by the Board to be acting in concert with him or her) other than (a) pursuant to a Mandatory Offer made in accordance with Article 155.8(C)(2) or (b) Permitted Acquisitions under Article 155.8(A), (D) or (E), provided that no such further acquisition (other than pursuant to a Mandatory Offer made in accordance with Article 155.8(C)(2)) shall be or become, in any event, a Permitted Acquisition under this Article 155.8(C); and

(2)

the acquirer makes, within 7 days of such breach, and does not subsequently withdraw, an offer which, except to the extent the Board determines otherwise, is made and implemented in accordance with Rule 9 and the other relevant provisions of the Takeover Code (as if it so applied to the Company) (a “Mandatory Offer”), and (for the avoidance of doubt) acquisitions pursuant to a Mandatory Offer shall (subject to compliance with the other provisions of this Article 155.8(C)) also be Permitted Acquisitions; or

(D)

the acquisition was approved previously by an ordinary resolution passed by a general meeting of members if no votes are cast in favour of the resolution by or, in the case of shares held by a Depositary for the person in question, at the direction of:

(1)	the person proposing to make the acquisition and any persons determined by the Board to be acting in concert with him or her; or

(2)

the persons (if any) from whom the acquirer (together with persons determined by the Board to be acting in concert with him or her) has agreed to acquire shares or interests in shares or has otherwise obtained an irrevocable commitment in relation to the acquisition of shares or interests in shares by the acquirer or any persons determined by the Board to be acting in concert with him or her; or

(E)

there is an increase in the percentage of the voting rights attributable to an interest in shares held by a person or by persons determined by the Board to be acting in concert with him or her and such an increase would constitute a breach of any Limit where such increase results from the Company redeeming or purchasing its own shares or interests in shares.

155.9

Unless the Board determines otherwise, in the case of a Permitted Acquisition pursuant to Articles 155.8(A), 155.8(8) or 155.8(C) above, offers must also be made in accordance with Rule 14, if applicable, and Rule 15 of the Takeover Code (as if Rules 14 and 15 applied to the Company).

155.10

Unless (a) the acquisition is a Permitted Acquisition, or (b) the Board determines otherwise, an acquisition of an interest in shares is a “Prohibited Acquisition” if Rules 4 (Restrictions on dealings), 5 (Timing restrictions on acquisitions), 6 (Acquisitions resulting in an obligation to offer a minimum level of consideration), 8.1 (Disclosure by an Offeror), 8.4 (Disclosure by Concert Parties) or 11 (Nature of consideration to be offered) of the Takeover Code would in whole or part apply to the acquisition if the Company were subject to the Takeover Code and the acquisition of such interest in shares were made (or, if not yet made, would, if and when made, be) in breach of or otherwise would not comply with any of Rules 4, 5, 6, 8.1, 8.4 or 11 of the Takeover Code.

155.11

The Board has full authority to determine the application of this Article including as to the deemed application of relevant parts of the Takeover Code (as if it applied to the Company). Such authority shall include all discretion vested in the Takeover Panel (as if the Takeover Code applied to the Company). Any resolution or determination of, or decision or exercise of any discretion or power by, the Board acting in good faith and on such grounds as the Board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever and, in the absence of fraud, the Board shall not owe any duty of care to or have any liability to any person in respect of any cost, loss or expense as a result of any such resolution, determination, decision or exercise of any discretion or power. The Board shall not be required to give any reasons for any decision, determination, resolution or declaration taken or made in accordance with this Article 155.

155.12

Any one or more of the Directors may act as attorney(s) of any member in relation to the execution of documents and other actions to be taken in respect of Relevant Shares (including Relevant Shares represented by Depositary Interests) as determined by the Board under this Article 155 (including, without limitation, to enforce the sanctions referred to in Article 155.4).

155.13	Where used in this Article, the phrases “offer” and “voting rights” shall have the meanings ascribed to them in the Takeover Code.

156.	APPLICATION OF CERTAIN ARTICLES

156.1

The provisions of Articles 12 and 155 shall be valid and binding on the Company and its members only for so long as the Takeover Code is not deemed by the Takeover Panel to be applicable to the Company. If the Takeover Code is deemed by the Takeover Panel to be applicable to the Company, the provisions of Articles 12 and 155 shall cease to apply in respect of the Company and its members.

157.	DISPUTE RESOLUTION

157.1

The courts of England and Wales shall have exclusive jurisdiction to determine any dispute related to or connected with (a) any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary or other duty owed by any director or officer or other employee of the Company to the Company or the Company’s members, or (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising under the laws of England and Wales or pursuant to any provision of the Articles (as either may be amended from time to time).

157.2

Damages alone may not be an adequate remedy for any breach of this Article 157, so that, in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

157.3	The governing law of the Articles is the substantive law of England.

157.4	For the purposes of this Article 157:

(A)	a “dispute” shall mean any dispute, controversy or claim;

(B)	references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

(C)

“director” shall be read so as to include each and any director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director of the Company.

158.	DEPOSITARY INTERESTS

158.1

The Directors shall, subject always to applicable law and the provisions of these Articles, have power to implement and/or approve any arrangements which they may, in their absolute discretion, think fit in relation to (without limitation) the evidencing of title to and transfer of Depositary Interests or similar interests in shares.

158.2

The Directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements under Article 158.1 including, without limitation, treating holders of Depositary Interests or similar interests in shares as if they were holders directly thereof for the purposes of compliance with any obligations imposed under these Articles on members.

158.3

If and to the extent that the Directors implement and/or approve any arrangements in relation to the evidencing of title to and transfer of Depositary Interests or similar interests in shares in accordance with Articles 158.1 and 158.2, the Directors shall ensure that such arrangements provide (in so far as is reasonably practicable):

(A)

a holder of any such Depositary Interests or similar interest in shares with the same or equivalent rights as a member of the Company including, without limitation, in relation to the exercise of voting rights and provision of information; and

(B)

the Company and the Directors with the same or equivalent powers as given under these Articles in respect of a member of the Company, including, without limitation, the powers of the Board under Articles 73 and 155, so that such power may be exercised against a holder of a Depositary Interest or similar interest in shares and the shares represented by such Depositary Interest or similar interest.

159.	SCHEME OF ARRANGEMENT

159.1

In this Article 159, references to the “Scheme” are to the scheme of arrangement dated January 31, 2019 between the Company and the holders of Scheme Shares (as defined in the Scheme) under Part 26 of the Companies Act 2006 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and STERIS plc (an Irish public limited company with company number 595593 organized under the laws of Ireland) (“STERIS Ireland”). Expressions defined in the Scheme or (if not so defined in the Scheme) defined in the proxy statement/prospectus of the Company and STERIS Ireland dated January 31, 2019 circulated with the Scheme containing the explanatory statement required pursuant to Section 897 of the Companies Act 2006, shall have the same meanings where used in this Article.

159.2

Notwithstanding any other provision of these Articles, if the Company issues any Ordinary Shares (other than to STERIS Ireland or its nominee(s) or as it shall direct) after the adoption of this Article and at or before the Reduction Record Time, such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original or any subsequent holder or holders of such shares shall be bound by the Scheme accordingly.

159.3

Notwithstanding any other provision of these Articles, subject to the Scheme becoming effective, if any Ordinary Shares are issued to any person or his nominee (a “New Shareholder”) (other than to STERIS Ireland or its nominee(s) or as STERIS Ireland shall direct) after the Reduction Record Time (the “Post-Scheme Shares”), they shall be immediately transferred to STERIS Ireland (or to such person as it may direct) free of all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever in consideration for the allotment, issue or transfer free of all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever to the New Shareholder of such number of fully paid ordinary shares in the capital of STERIS Ireland as would have been allotted and issued to such New Shareholder under the Scheme had such Post-Scheme Shares been Scheme Shares, provided that:

(A)

if the Company is advised that the allotment, issue or transfer of any ordinary shares of STERIS Ireland pursuant to this Article would or may infringe the laws of a jurisdiction outside the United Kingdom, Ireland or the United States of America or would or may require the Company or STERIS Ireland to comply with any governmental or other consent or any registration, filing or other formality or requirement with which STERIS Ireland is in its opinion unable to comply or compliance with which STERIS Ireland regards as unduly onerous, the Company may, in its sole discretion, determine that such ordinary shares of STERIS Ireland shall be sold, in which event STERIS Ireland shall appoint a person to act pursuant to this Article and such person shall be authorised on behalf of such holder to procure that any shares in respect of which STERIS Ireland has made such a determination, as soon as practicable following the allotment, issue or transfer of such shares, be sold at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of all expenses and commissions, including any value added tax payable thereon) shall be paid to such holder;

(B)

the number of ordinary shares of STERIS Ireland issued to a New Shareholder may be adjusted by the Directors of STERIS Ireland on any reorganisation of or material alteration to the share capital of either the Company or STERIS Ireland (including, without limitation, any subdivision and/or consolidation) effected after the close of business on the Scheme Effective Date. References in this Article to Ordinary Shares or ordinary shares of STERIS Ireland shall, following such adjustment, be construed accordingly;

(C)

the par value of ordinary shares of STERIS Ireland issued to a New Shareholder following the Scheme becoming effective will be $0.001 per share or such other par value as the directors of STERIS Ireland shall determine;

(D)

no fraction of an ordinary share of STERIS Ireland shall be allotted or issued pursuant to this Article and the fractional entitlement of each New Shareholder who would otherwise have been entitled to a fraction of such ordinary shares of STERIS Ireland shall be rounded down to the nearest whole number of STERIS Ireland ordinary shares;

(E)

to give effect to any transfer of Post-Scheme Shares, the Company may appoint any person as attorney for the New Shareholder to transfer the Post-Scheme Shares to STERIS Ireland and/or its nominee(s) and do all such other things and execute and deliver all such documents as may in the opinion of the attorney be necessary or desirable to vest the Post-Scheme Shares of STERIS Ireland and/or its nominee(s) and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as STERIS Ireland may direct in relation to any dealings with, or disposal of, such share (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof. If an attorney is so appointed, the New Shareholder shall not thereafter (except to the extent that the attorney fails to act in accordance with the directions of STERIS Ireland) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by STERIS Ireland. The attorney shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Shareholder (or any subsequent holder) in favor of STERIS Ireland and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register STERIS Ireland and/or its nominee(s) as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Shareholder for the Post-Scheme Shares;

159.4

STERIS Ireland shall issue and allot any ordinary shares of STERIS Ireland in respect of any shares transferred pursuant to this Article 159 within 14 days of the issue of the Post-Scheme Shares to the New Shareholder. The ordinary shares of STERIS Ireland to be issued and allotted pursuant to this Article 159 shall be issued in certificated or uncertificated form as STERIS Ireland may determine in its absolute discretion;

159.5

notwithstanding any other provision of these Articles, neither the Company nor the Directors shall register the transfer of any Scheme Shares effected between the Reduction Record Time and the Scheme Effective Date other than to STERIS Ireland or as STERIS Ireland shall direct in writing; and

159.6

if the Scheme shall not have become effective by June 30, 2019 (or such later date (if any) as the Company and STERIS Ireland may agree) and the Court may approve, this Article 159 shall be of no effect.

APPENDIX

SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE SHARES OF STERIS LIMITED

Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect STERIS Limited (the “Company”), the Board of Directors of the Company (the “Board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.

Pursuant to the Rights Plan, the Board would declare and issue one Share Purchase Right (a “Right”) for each outstanding Ordinary Share of the Company (the “Ordinary Shares”). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder Ordinary Shares, Depositary Interests or shares of any other class or series as specified in the Rights Plan (a “Share”), subject to adjustment.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons or persons acting in concert (a “group”) has acquired beneficial ownership of or an interest in 20% or more of the outstanding Ordinary Shares and Depositary Interests (without duplication) (such person or group, an “Acquiring Person”) and (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to make, a takeover offer by a person or group the consummation of which would result in the beneficial ownership of or an interest in 20% or more of the outstanding Ordinary Shares and Depositary Interests (without duplication) being acquired by that person or group (the earlier of such dates being called the “Distribution Date”), each Right would be associated with an individual Ordinary Share or Depositary Interest, as applicable, and the Rights would be transferred with and only with the Ordinary Shares or Depositary Interests, as applicable.

After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) would be mailed to (or credited to the account of) holders of record of the Ordinary Shares and Depositary Interests (without duplication) as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights and the Rights would then be separately transferable.

The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, unless the Rights were earlier redeemed or exchanged by the Company.

After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of Shares having a market value of two times the exercise price for the Right.

If, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party (including an Acquiring Person) in a securities exchange, proper provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person, which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (including an Acquiring Person) or its parent that at the time of such acquisition would have a market value of two times the exercise price of the Right.

At any time after any person or group were to become an Acquiring Person and prior to the acquisition by such Acquiring Person of an interest in 50% or more of the outstanding Ordinary Shares and Depositary Interests (without duplication), the Board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or on behalf of such Acquiring Person, which would have become void), in whole or in part, for Shares at an exchange ratio of one Share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.

At any time before any person or group were to become an Acquiring Person, the Board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the “Redemption Price”).

Before any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the Articles of Association of the Company. After any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely effect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void).

Before the exercise of a Right, a Right would not entitle the holder thereof to any rights as a shareholder of the Company or as a holder of Depositary Interests including, without limitation, the right to vote or receive dividends in respect of such Right.